                                                                   EXHIBIT 10.60



                      ASSET PURCHASE AND TRANSFER AGREEMENT

                                     between

                        SPECIALIZED CARD SERVICES, INC.,
                          UNITED CREDIT NATIONAL BANK,
                      UICI RECEIVABLES FUNDING CORPORATION
                                       and

                                      UICI

                                       and

                            HOUSEHOLD BANK (SB), N.A.

                                       and

                         HOUSEHOLD CREDIT SERVICES, INC.







                           Dated as of August 4, 2000



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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS ..................................................1

         1.1      Definitions ......................................................1

ARTICLE II            TRANSFER OF UCS BUSINESS ....................................11

         2.1      Consideration ...................................................11

         2.2      Purchase or Credit Card Assets ..................................14

         2.3      Lease of Real Estate ............................................14

         2.4      [Reserved] ......................................................14

         2.5      Purchase of Transferred Assets ..................................14

         2.6      Assignment of Transferred Contracts .............................14

         2.7      Assumed Obligations, Excluded Obligations and Excluded Assets ...14

         2.8      Performance Determination Schedule ..............................15

         2.9      Chargebacks .....................................................16

         2.10     Reimbursement and Proration of Certain Expenses .................17

         2.11     Allocation of Purchase Price ....................................17

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLER ....................17

         3.1      Organization and Standing .......................................17

         3.2      Authorization ...................................................18

         3.3      Consents and Approvals ..........................................18

         3.4      Actions Pending .................................................18

         3.5      No Conflict or Violation ........................................19

         3.6      Licenses and Permits ............................................19

         3.7      Contracts .......................................................19

         3.8      Books and Records ...............................................19

         3.9      Taxes ...........................................................19

         3.10     Title to Transferred Assets .....................................20

         3.11     Employee Matters ................................................20

         3.12     Transferred Accounts ............................................20

         3.13     No Other Agreement ..............................................22

         3.14     No Brokers ......................................................22

         3.15     Operation of Business ...........................................22
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                                TABLE OF CONTENTS
                                  (continued)

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         3.16     Accuracy of Information ..............................................22

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER ..........................23

         4.1      Organization and Standing ............................................23

         4.2      Authorization ........................................................23

         4.3      Consents and Approvals ...............................................23

         4.4      No Conflict or Violation .............................................24

         4.5      Actions Pending ......................................................24

         4.6      Licenses and Permits .................................................24

         4.7      No Brokers ...........................................................24

ARTICLE V             PRECLOSING COVENANTS .............................................25

         5.1      Right of Access and Inspection .......................................25

         5.2      Conduct of UCS Business by Seller Group ..............................25

         5.3      Cooperation ..........................................................26

         5.4      Notification of Changes ..............................................27

         5.5      Conduct Pending the Closing ..........................................27

         5.6      Confidentiality of Information .......................................27

         5.7      Employee Matters .....................................................28

         5.8      Books and Records ....................................................30

         5.9      Responsibility for Taxes .............................................30

         5.10     Master Trust .........................................................31

         5.11     ECS Agreement ........................................................31

         5.12     [Reserved] ...........................................................31

         5.13     No Shop ..............................................................31

         5.14     Consent of the Office of the Comptroller of the Currency .............32

         5.15     Certain Credit Balances ..............................................32

ARTICLE VI            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER GROUP TO CLOSE ...32

         6.1      Representations and Covenants ........................................32

         6.2      Related Agreements ...................................................32

         6.3      Approvals and Consents................................................32
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                                TABLE OF CONTENTS
                                  (continued)

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         6.4      Injunction and Litigation...............................................33

         6.5      ECS Agreement...........................................................33

ARTICLE VII           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER GROUP TO CLOSE.....33

         7.1      Representations, Warranties and Covenants...............................33

         7.2      Related Agreements......................................................34

         7.3      Approvals and Consents..................................................34

         7.4      Injunction and Litigation...............................................34

ARTICLE VIII          CLOSING.............................................................34

         8.1      Place and Date of Closing...............................................34

         8.2      Seller Deliveries.......................................................34

         8.3      Buyer Deliveries........................................................35

ARTICLE IX            POST CLOSING COVENANTS..............................................35

         9.1      Cooperation.............................................................35

         9.2      Post Closing Obligation to Obtain Permits...............................35

         9.3      Regulatory Compliance...................................................35

         9.4      Transaction of Accounts.................................................36

         9.5      Access to Books and Records.............................................36

         9.6      Cooperation in Litigation...............................................37

         9.7      Transition Agreement....................................................37

         9.8      Compliance with Governing Organizations.................................38

         9.9      Servicing of Richland State Bank Accounts...............................38

         9.10     Reconveyance of Year 2000 ACE Chargeoffs................................38

         9.11     Reconveyance of Year 2001 ACE Chargeoffs................................38

         9.12     Maintenance of Rules Relating to Excluded Accounts......................39

ARTICLE X             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS...............40

         10.1     Survival of Representations, Warranties and Covenants...................40

ARTICLE XI            INDEMNIFICATION AND OTHER REMEDIES..................................40

         11.1     Obligation to Indemnify.................................................40

         11.2     Notice of Asserted Liability............................................42
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         11.3     Opportunity to Defend...............................................42

         11.4     Exclusive Remedy....................................................42

ARTICLE XII           TERMINATION PRIOR TO CLOSING....................................42

         12.1     Termination of Agreement............................................42

         12.2     Effect of Termination...............................................43

ARTICLE XIII          MISCELLANEOUS...................................................43

         13.1     Publicity...........................................................43

         13.2     Notices.............................................................44

         13.3     Entire Agreement....................................................44

         13.4     Waivers and Amendments; Preservation of Remedies....................45

         13.5     Governing Law.......................................................45

         13.6     Binding Effect; No Assignment.......................................45

         13.7     No Third Party Beneficiaries........................................45

         13.8     Expenses............................................................45

         13.9     Counterparts........................................................46

         13.10    Headings............................................................46

         13.11    Preparation.........................................................46

         13.12    No Presumption Against Drafter......................................46

         13.13    Waiver of Jury Trial................................................46
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LIST OF EXHIBITS (RELATED AGREEMENTS):

Exhibit A     Assignment and Assumption Agreement
Exhibit B     Form of Second Amendment to Richland Servicing Agreement
Exhibit C     Bills of Sale
Exhibit D     Sioux Falls Real Property Lease

LIST OF SCHEDULES:

Schedule 1.1.1    Card Enhancement Products
Schedule 1.1.2    Sample Calculation of the Annualized ACE Loss Rate
Schedule 1.1.3    Computer Programs
Schedule 1.1.4    Credit Card Assets
Schedule 1.1.5    Credit Card Related Liabilities
Schedule 1.1.6    Excluded Assets
Schedule 1.1.7    Sample Calculation of the Performance Incentive Award
Schedule 1.1.8    Capital and Operating Leases
Schedule 2.1(a)   Sample Preliminary Closing Statement
Schedule 2.11     Allocation of Purchase Price
Schedule 3.1      UCS Subsidiaries
Schedule 3.3      Seller Required Consents and Approvals
Schedule 3.4      Seller Pending Actions
Schedule 3.5      Seller Conflicts/Violations
Schedule 3.7      Seller Material Contracts
Schedule 3.11(a)  Seller Employee Matters
Schedule 3.11(b)  SCS Employees
Schedule 3.16     Specified Information
Schedule 4.3      Buyer Required Consents and Approvals
Schedule 4.4      Buyer Conflicts/Violations
Schedule 4.5      Buyer Pending Actions
Schedule 5.6      Credit Limit Increase Policy for AFCA Accounts
Schedule 5.7(d)   Transferred Employee Stay Bonuses
Schedule 9.5      Form of ACE Holdback Report
Schedule 9.11     Sample Calculation of Reconveyance of Year 2001 ACE Chargeoffs

                      ASSET PURCHASE AND TRANSFER AGREEMENT

         This ASSET PURCHASE AND TRANSFER AGREEMENT, dated as of the 4th day of August, 2000 ("Agreement"), has been made and entered into by and between

         Specialized Card Services, Inc., a South Dakota corporation ("SCS"), United Credit National Bank, a special purpose national bank based in Sioux Falls, South Dakota ("Seller" or "United Bank"), UICI Receivables Funding Corporation, a Delaware corporation ("RFC") and UICI, a Delaware corporation ("UICI") (collectively, the "Seller Group"); and

         Household Credit Services, Inc., a Delaware corporation ("HCS"), and Household Bank (SB), N.A., a national bank based in Las Vegas, Nevada ("Buyer" or "Household Bank") (collectively the "Buyer Group").

                                   WITNESSETH

         WHEREAS, Seller, through itself, SCS and RFC (the "UCS Subsidiaries"), operates a credit card business, including the origination and servicing of credit cards, the determination of creditworthiness of credit card account customers, the extension of credit to credit card account customers, and the maintenance of credit card accounts and collection of receivables with respect thereto (the "UCS Business"); and

         WHEREAS, Buyer desires to acquire the Credit Card Assets, Transferred Accounts and Transferred Assets, and Seller and RFC desire to transfer such assets and accounts to Buyer; and

         WHEREAS, in connection therewith, (i) Seller Group desires to transfer to Buyer Group, and Buyer Group desires to acquire from Seller Group, certain assets and liabilities of SCS, Seller and RFC arising under or related to the UCS Business, (ii) HCS desires to hire certain employees from SCS, other than employees involved in the Student Loan processing department and employees located at the Harker Heights, Texas facility, (iii) Seller Group desires to assign to Buyer Group and Buyer Group desires to assume certain contracts of Seller's subsidiaries relating to the UCS Business and (iv) SCS, Seller and RFC on the one hand and HCS and Buyer on the other hand desire to enter into certain ancillary agreements with respect to the transactions contemplated hereby, in each case, subject to the terms, conditions and limitations hereinafter set forth in this Agreement and the Related Agreements (as defined below) attached as Exhibits hereto;

         NOW, THEREFORE, in consideration of the promises, covenants and conditions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 DEFINITIONS. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "Accounts" means all of Seller's MasterCard(R) and Visa(R) credit card accounts governed by a Cardholder Agreement and accessed through the use of Credit Cards issued by Seller and shall include, without limitation, the ACE Accounts, the AFCA Accounts and the Miscellaneous Accounts.

         "Account Documentation" means all of the files or information of the Seller Group that are in the possession of the Seller Group in Sioux Falls, South Dakota or with the Service Providers relating to all Transferred Accounts as they exist on the Closing Date, whether segregated by Cardholder identity or document or record type.

         "ACE Accounts" means all Accounts identified in the Brooks and Records of the Seller as arising under the American Credit Educators, LLC affinity marketing program, and for purposes of determining the Performance Incentive Award, together with all other credit accounts established by the Buyer or any of its Affiliates with any Cardholder of an ACE Account where such accounts represent (i) the conversion of an ACE Account to a new credit card account (regardless of type of account) or (ii) a new credit card account (regardless of type of account) resulting from a targeted cross-sell initiative to Cardholders of ACE Accounts through the end of the Determination Period.

         "ACE Holdback Report" means a report (in the form generated by SCS for Seller from time to time prior to the Closing Date), that describes amounts that would be payable to American Credit Educators, LLC pursuant to the affinity card agreement between American Credit Educators, LLC and Seller.

         "ACE Receivables" means Related Receivables arising in respect of Transferred ACE Accounts.

         "Adjusted Outstanding Balance" means, in respect of any Transferred Account on any day, the aggregate dollar amount on such day of the Related Receivables for such day arising from such Transferred Account without taking into consideration any unposted accrued finance charges relating thereto, and excluding any Transferred Account with a Credit Balance.

         "Adjusted Purchase Price" means the sum of the amounts calculated in the same manner as the Purchase Price, except that all amounts therein shall be calculated as of the Closing Date (instead of the Cut-Off Date) and shall take into account (x) payments, credits and other items posted to the Accounts between the Cut-Off Date and the Closing Date, and (y) information which became known to Seller (including as a result of Buyer's run of the Master File through Bank at the Buyer's expense) between the Cut-Off Date and, for purposes of the adjustment calculated pursuant to Section 2.1(b), the First Adjustment Date and, for purposes of the adjustment calculated pursuant to Section 2.1(c), the Final Adjustment Date. No information that becomes known to any party to this Agreement after the 90th day after the Closing Date, or that in any event pertains to events or circumstances existing after the Closing Date, shall affect the Adjusted Purchase Price.

         "AFCA Accounts" means all Accounts identified in the Books and Records of the Seller as arising under the American Fair Credit Association, LLC affinity marketing program.

         "Affiliate" has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date hereof.

         "Annualized ACE Loss Rate" means, with respect to the Determination Period, (a) the total Chargeoffs of ACE Accounts (other than Excluded Accounts) for such period, divided by (b) the sum of the amounts equal to the total receivables of the ACE Accounts (other than Excluded Accounts) on the last day of each month during such period, divided by 12, as follows:

                              Total ACE Chargeoffs
                 -----------------------------------------------
    (sum of end of month ACE Receivables for month 1 through month 12) / 12.

By way of example, Schedule 1.1.2 sets forth a sample calculation of the Annualized ACE Loss Rate.

         "Asserted Liability" has the meaning set forth in Section 11.2.

         "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement pursuant to which SCS or Seller, as the case may be, will assign to HCS or Buyer, as the case may be, and HCS or Buyer, as the case may be, will assume, all obligations under the Transferred Contracts and Assumed Obligations, substantially in the form of Exhibit A hereto.

         "Assumed Obligations" has the meaning set forth in Section 2.7(a).

         "Authorized User" means any Person other than an Obligor authorized to use an Account.

         "Bank Acts" means, collectively, the Bank Holding Company Act of 1956, the National Bank Act, the Federal Deposit Insurance Act and any other federal or state banking statutes that may govern the transactions contemplated by this Agreement and the Related Agreements, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

         "Bank Authority" means the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, and any state banking authority having jurisdiction over the Sellers, the Buyer or any Related Entities.

         "Bills of Sale" means the Bill of Sale pursuant to which Seller and RFC will transfer to Buyer the Transferred Assets and the Transferred Accounts and other Credit Card Assets, and the Bill of Sale pursuant to which SCS and Seller will transfer to HCS the Books and Records for UCS Business and the Melita Upgrade, substantially in the form of Exhibit C hereto.

         "BINs" means the Seller's VISA and MasterCard bank identification numbers which the Seller utilizes in connection with the Transferred Accounts and are currently maintained on the applicable Service Provider's systems as numbers 440560; 431468; 477767; 431467; 440561; 429185; 5490666 and 429184.

         "Books and Records" means collectively the Books and Records for Transferred Accounts and Transferred Assets and the Books and Records for UCS Business.

         "Books and Records for Transferred Accounts and Transferred Assets" means all of the following: account records, customer databases, administrative records, credit card records, sales records, files, correspondence, disclosures and any like and other information relating to the Transferred Accounts in each case that are in the possession of the Seller Group in Sioux Falls, South Dakota and records relating to regulatory matters or correspondence with regulatory authorities and all other data and information (in whatever form maintained) in the possession or control of Seller and SCS in Sioux Falls, South Dakota (which may be legally disclosed) and relating primarily to the Transferred Accounts and Transferred Assets.

         "Books and Records for UCS Business" means all of the following: all agreements, contracts, documents, files, payment histories in each case that are in possession of the Seller Group and all other data and information (in whatever form maintained) in the possession or control of Seller and SCS in Sioux Falls, South Dakota (which may be legally disclosed) and relating to the UCS Business other than the Transferred Accounts and Transferred Assets.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in South Dakota are required or authorized by law to be closed.

         "Buyer" has the meaning set forth in the preamble.

         "Buyer Benefit Plans" has the meaning set forth in Section 5.7(c).

         "Buyer Group" has the meaning set forth in the preamble.

         "Buyer Required Consents" has the meaning set forth in Section 4.3.

         "Capital and Operating Leases" means each of the leases set forth on
Schedule 1.1.8.

         "Card Application" means the signed original or conformed copy (including microfilm or microfiche) of an application, or in the case where any application was made by telephone, any such application processed in accordance with Seller's Credit Card Guidelines, whereby a Person applied for a Credit Card.

         "Card Enhancement Product" means any product Seller offers to Cardholders as an adjunct to the monetary use of a Credit Card, including life, accident, disability and unemployment insurance. A list of the Card Enhancement Products and the providers of such products is attached hereto as Schedule 1.1.1.

         "Cardholder" means any Obligor to whom a Credit Card was issued by the Seller prior to the Closing Date pursuant to a cardholder agreement in connection with an Account and in whose name the corresponding Account is established.

         "Cardholder Agreement" means any agreement made between Seller and a Cardholder pursuant to which the Transferred Account of such Cardholder was established and is governed.

         "Cardholder List" means the customer lists containing the names and addresses of Cardholders with respect to the Transferred Accounts as of the specified date.

         "Cash Deposits" means the cash deposits with VISA, ECS and the Master Trust, and any other deposits of Seller Group not specifically transferred pursuant to this Agreement.

         "Charged-Off Account" means an Account that has been charged-off by Seller at any time on or prior to the Closing Date, that has been identified to be charged-off or that should have been charged-off by the Seller on or prior to the Closing Date in accordance with the Seller's Credit Card Guidelines.

         "Charge-offs" means all gross chargeoffs of Related Receivables relating to Transferred Accounts that are charged off by Buyer in a manner consistent with Buyer's policies (including policies with respect to fraud) and with customary and ordinary course industry practices, consistently applied; provided, however, that delinquent credit chargeoffs shall be charged off no earlier than after such Transferred Accounts are 179 days delinquent (cycle 7), bankruptcy chargeoffs shall be charged off no earlier than after receipt by Buyer of court notice or case number (and there is no Obligor on the Transferred Account who is not a debtor in such case) and deceased account chargeoffs shall be charged off no earlier than after receipt by Buyer of notification of death (and there is no surviving Obligor on such Transferred Account).

         "Claims Notice" has the meaning set forth in Section 11.2.

         "Closing" means the closing of the transactions provided for in this Agreement, which shall include the execution and delivery of each of the Related Agreements.

         "Closing Date" means September 21, 2000 or, if other than such date, a date mutually agreed by the parties after all of the conditions set forth in Articles VI and VII have been satisfied or waived; provided, however, that the Closing Date shall not be later than the last Business Day of the month following the month in which all such conditions shall have first been satisfied or waived.

         "Collections" means all payments received in respect of the Receivables (including Recoveries), in the form of cash, checks, wire transfers, ATM transfers or other form of payment.

         "Computer Programs" means all of the computer programs set forth on
Schedule 1.1.3 attached hereto, including all object code and source code, to the extent applicable, together with all documentation, including user manuals and training materials, relating to the foregoing.

         "Consent Order" means the consent orders dated February 25, 2000 and June 29, 2000 relating to the UCS Business entered by the U.S Department of the Treasury, Office of the Comptroller of the Currency.

         "Credit Balance" means, on any day, all amounts owing to Cardholders by Seller due to net credits in the Transferred Accounts on such day.

         "Credit Card" means any card, plate or other access device that may be used from time to time to obtain open-end credit pursuant to an Account.

         "Credit Card Assets" means the assets set forth on Schedule 1.1.4 attached hereto.

         "Credit Card Guidelines" means Seller's written policies and procedures as of July 11, 2000 that relate to the servicing of credit card receivables, including without limitation, the written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time in conformance with all Requirements of Law.

         "Credit Card Related Liabilities" means the obligations and liabilities set forth on Schedule 1.1.5 attached hereto.

         "Customer Base" means the proprietary information relating to the Transferred Accounts, including the customer lists containing names and addresses of the Cardholders with respect to the Transferred Accounts.

         "Cut-Off Date" means the end of the applicable Service Provider's data processing cycle on the fifth (5th) calendar day prior to the Closing Date (or, if such day is not a Business Day, the immediately preceding Business Day), or such other date as may be agreed to in writing by the parties.

         "Determination Period" means the twelve (12) month period beginning with the first day of the second full month after the Closing Date. For example, if the Closing Date were to fall on a date from July 1st through July 31st, the Determination Period would begin on September 1st.

         "ECS" means Equifax Card Services, Inc.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Accounts" means (x) the Accounts which, as of the Closing Date, are the following types of accounts: (i) credit card accounts with respect to which the Cardholder is deceased and there is no surviving Obligor on the Account, provided that Seller or Buyer has received notice thereof on or prior to the Final Adjustment Date; (ii) credit card accounts with respect to which the Cardholder is a debtor in a bankruptcy proceeding, and the Seller has received notice or a case number with respect thereto on or prior to the Final Adjustment Date and there is no Obligor on the Account who is not a debtor in such a case; (iii) credit card accounts involving unauthorized use or fraud on or prior to the Closing Date and known to Seller or Buyer on or prior to the Final Adjustment Date; (iv) Charged-Off Accounts; (v) merchant accounts and the processing associated with such accounts; (vi) debit accounts and the processing associated with such accounts; (vii) any credit card accounts and associated receivables that are classified on or prior to the Closing Date, as lost/stolen; and (viii) any test accounts opened or maintained by Seller with respect to the VISA or MasterCard (each as defined below) system for verification or other internal purposes, and (y)(i) from and after any reconveyance of Post-Closing ACE Chargeoffs pursuant to Section 9.10, any Accounts from which such Post-Closing ACE Chargeoffs arise and (ii) from and after any reconveyance of Year 2001 ACE Chargeoffs pursuant to Section 9.11, any Accounts from which such Year 2001 ACE Chargeoffs arise.

         "Excluded Assets" means all of the assets set forth on Schedule 1.1.6.

         "Excluded Obligations" has the meaning set forth in Section 2.7(b).

         "Final Adjustment Amount" has the meaning set forth in Section 2.1(c).

         "Final Adjustment Date" has the meaning set forth in Section 2.1(c)(i).

         "Final Closing Statement" has the meaning set forth in Section 2.1(c).

         "First Adjustment Date" has the meaning set forth in Section 2.1(b)(i).

         "First Closing Statement" has the meaning set forth in Section 2.1(b).



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

         "GAAP" means United States generally accepted accounting principles.

         "Governing Organization" means Visa USA Inc. ("Visa") or MasterCard International Incorporated ("MasterCard").

         "HCS" has the meaning set forth in the preamble.

         "Household Bank" has the meaning set forth in the preamble.

         "ICAs" means Seller's MasterCard(R) interbank card association number, which Seller utilizes in connection with the MasterCard-branded Transferred Accounts and currently maintains on the applicable Service Provider's systems.

         "Increased Credit Limit" has the meaning set forth in Section 9.11.

         "Independent Accountant" for purposes of Section 2.1(b), has the meaning set forth in Section 2.1(b) and for purposes of Section 2.8, has the meaning set forth in Section 2.8.

         "Information" has the meaning set forth in Section 5.6.

         "Interchange Fees" means the fees paid in connection with the exchange of credit card transactions between members of the applicable Governing Organization pursuant to the applicable Operating Regulations.

         "knowledge" when used with respect to Seller Group, means the actual knowledge of Gregory Mutz, Glenn Reed, John Allen, David Huddleston, William Benac, Vernon Woelke, Matt Cassell, Darrin Suess, Rhonda Toft, Paula Wagner, Richard Corley, Dale Norton, Brad Berens, Brian Tordsen, Patti Moberly, Sandy Soyland and Cindy Mahutga, and when used with respect to Buyer, means the actual knowledge of Janet Burak, Bruce Hammersley, Michael Carlson, Loren Klug, David Bouc, Tim Purcell and Charles Engelberg.

         "Lien" means any lien, pledge, security interest, encumbrance, restriction, claim, charge or defect of title.

         "Losses" and individually "Loss" has the meaning set forth in Section 11.1(a).

         "Master File" means the master file maintained by the Seller with respect to the Accounts.

         "Master Trust" means the UICI Master Credit Card Trust, formed pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1996 and heretofore amended among RFC, the Seller, SCS and Norwest Bank Minnesota, National Association, as trustee.

         "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operation of the Transferred Accounts, Transferred Assets, Transferred Employees and Transferred Contracts, taken as a whole.

         "Melita Upgrade" means an upgrade purchased by SCS on or about August 1, 2000 for purposes of adding seats and capacity to the Melita Auto Dialer.

         "Melita Upgrade Purchase Price" means $220,094.16.

         "Miscellaneous Accounts" means all Accounts that re not ACE Accounts, AFCA Accounts or Excluded Accounts.

         "Non-Payable Credit Balances" means, on any day, the aggregate outstanding Credit Balances (other than Payable Credit Balances) on such day.

         "Obligor" means any Person obligated to make payment with respect to an Account, including any guarantor thereof.

         "Operating Regulations" means the bylaws, rules and regulations of the Governing Organizations, as amended from to time.

         "Payable Credit Balances" means all Credit Balances that will have been outstanding for a period of six months or more as of the Closing Date.

         "Performance Incentive Award" means a dollar amount determined in accordance with the following steps:

                  A. Determine an amount (the "Step A Amount") equal to the Adjusted Outstanding Balance in the ACE Accounts (not including any ACE Account that was an Excluded Account as of the Closing Date), determined as of the Closing Date.

                  B. Determine an amount (the "Step B Amount") equal to 16.7% of the Step A Amount.

                  C. Determine a percentage (the "Step C Percentage") equal to the Annualized ACE Loss Rate; if the Step C Percentage is not less than 100%, the Performance Incentive Award will be zero dollars.

                  D. If the Step C Percentage is less than 100%, determine a percentage (the "Step D Percentage") equal to the excess of 100% over the Step C Percentage; provided that the Step D Percentage will not exceed 20%.

                  E. If the Step C Percentage is less than 80%, determine a percentage (the "Step E Percentage") equal to 80% minus the Step C Percentage; provided that the Step E Percentage shall not exceed 10%.

                  F. Determine an amount (the "Step F Amount") equal to the product of the Step D Percentage times five times the Step B Amount.

                  G. Determine an amount (the "Step G Amount") equal to the Step E Percentage times the Step B Amount.

                  H. Determine an amount equal to the sum of the Step F Amount and the Step G Amount, which sum shall be the Performance Incentive Award.

By way of example, Schedule 1.1.7 sets forth the Performance Incentive Award if the total Related Receivables of the ACE Accounts as of Closing were $140,000,000.00.

         "Performance Schedule" has the meaning set forth in Schedule 2.8(a).

         "Permits" means all licenses, permits, orders, approvals and nondisapprovals, registrations, authorizations, qualifications and filings with and under all applicable Federal, state, local or foreign laws and governmental or regulatory bodies.

         "Person" means any individual, corporation, limited liability company, partnership, limited partnership, firm, joint venture, association, jointstock, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

         "Post-Closing ACE Chargeoffs" means Related Receivables arising in respect of Transferred ACE Accounts that becomes Chargeoffs during the period commencing on the Closing Date and ending on December 31, 2000.

         "Preliminary ACE Purchase Price" means the dollar amount obtained by multiplying 0.15 by the aggregate dollar amount of the Adjusted Outstanding Balance in respect of the ACE Accounts, other than the Excluded Accounts, as of the Cut-Off Date.

         "Preliminary AFCA Purchase Price" means the dollar amount obtained by multiplying 0.725 by the aggregate dollar amount of the Adjusted Outstanding Balance in respect of the AFCA Accounts, other than the Excluded Accounts, as of the Cut-Off Date.

         "Preliminary Closing Statement" means a statement prepared by SCS and Seller relating to and specifying in reasonable detail the calculation of the Purchase Price (including the Malita Upgrade Purchase Price), together with the total Related Receivables for each of the ACE Accounts, the AFCA Accounts, and the Miscellaneous Accounts, in each case as of the Cut-Off Date.

         "Preliminary Miscellaneous Accounts Purchase Price" means the dollar amount obtained by multiplying 0.725 by the aggregate dollar amount of the Adjusted Outstanding Balance in respect of the Miscellaneous Accounts, other than Excluded Accounts, as of the Cut-Off Date.

         "Principal Receivables" means all amounts charged by Obligors for merchandise and services and cash advances.

         "Purchase Price" means the sum of the following, each determined as of the Cut-Off Date: (i) the Preliminary ACE Purchase Price, plus (ii) the Preliminary AFCA Purchase Price, plus (iii) the Preliminary Miscellaneous Accounts Purchase Price, minus (iv) the Non-Payable Credit Balances.

         "Related Agreements" means the Richland Servicing Agreement, the Sioux Falls Real Property Lease, the Transition Agreement, the Assignment and Assumption Agreement and the Bills of Sale.

         "Related Receivables" means, with respect to each Transferred Account, all amounts owing by the related Obligors on such Account as of the Closing Date or thereafter existing, arising or created thereunder, including extensions of credit, amounts owing for the payment of goods and services, cash advance fees, cash advances, access check fees, annual membership fees, late charges, accrued and billed finance charges, unposted accrued finance charges, and any other fees, expenses or charges of every kind assessed on such Account, and all claims outstanding as of the Closing Date or arising thereafter under any insurance policies maintained with respect to such Account.

         "Requirements of Law" means, with respect to any Person, any law, ordinance, statute, treaty, rule, judgment, regulation, order, decree or other determination of any Governmental Authority or finding of any arbitrator binding on or applicable to such Person.

         "RFC" has the meaning set forth in the preamble.

         "Richland Servicing Agreement Amendment" means the Second Amendment to the Financial Institution Servicing Agreement, dated as of May 9, 1996, by and between SCS and Richland State Bank, as amended March 28, 2000, to be entered into by Richland State Bank and HCS on the Closing Date, substantially in the form of Exhibit B thereto.

         "Richland State Bank" means Richland State Bank, a South Dakota state bank.

         "Salary Expense" means, with respect to any officer or employee of Buyer, the base wages paid by Buyer to such officer or employee for each full day on which such officer or employee was not able to perform his or her regular duties for Buyer due to his or her consultation with UICI or its authorized representatives.

         "SCS" has the meaning set forth in the preamble.

         "SCS Employees" has the meaning set forth in Section 3.11(b).

         "Secretary" has the meaning set forth in Section 8.2(e).

         "Seller" has the meaning set forth in the preamble.

         "Seller Group" has the meaning set forth in the preamble.

         "Seller Required Consents" has the meaning set forth in Section 3.3.

         "Service Providers" means ECS and any other data processing service provider used by the Sellers in connection with the Accounts.

         "Sioux Falls Real Property Lease" means the Lease Agreements and Option to Purchase, relating to Lot D-1 (lease) and Lot E-1 (option) in Sioux Falls, South Dakota, to be entered into between SCS and HCS substantially in the form of Exhibit D hereto.

         "Stick Bonus" means the stay bonuses payable to SCS Employees in the amounts and according to the terms set forth on Schedule 5.7(d).

         "Taxes" (or "Tax" as the context may require) means all Federal, state, county, local, foreign and other taxes (including, without limitation, incomes taxes (assessed on either a net or gross basis), payroll and employees withholding taxes, unemployment insurance, social security taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, property taxes, windfall property taxes, production taxes, license taxes, alternative or add-on minimum taxes, value added taxes, transfer taxes, stamp taxes, environmental taxes, import duties and any other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

         "Transferred Accounts" means all of the Accounts other than the Excluded Accounts.

         "Transferred ACE Accounts" means Transferred Accounts that are ACE Accounts.

         "Transferred Assets" means the Books and Records for Transferred Accounts and Transferred Assets to be transferred pursuant to a Bill of Sale, and specifically excluding books and records for Excluded Assets.

         "Transferred Contracts" means the Capital and Operating Leases and those contracts set forth on Schedule 3.7.

         "Transferred Employee" has the meaning set forth in Section 5.7(a).

         "Transition Agreement" has the meaning set forth in Section 9.7.

         "UICI" has the meaning set forth in the preamble.

         "Year 2001 ACE Chargeoffs" means Related Receivables arising in respect of Transferred ACE Accounts that become Chargeoffs during the period commencing on January 1, 2001 and ending on December 31, 2001.

                                   ARTICLE II
                            TRANSFER OF UCS BUSINESS

         2.1 CONSIDERATION. On the Closing Date, (i) Seller and RFC (as applicable) shall convey the Transferred Accounts, the Transferred Assets, the Book and Records for Transferred Accounts and Transferred Assets and all other Credit Card Assets to Buyer, and Buyer shall pay the Purchase Price to Seller,
(ii) SCS and Seller shall convey the Transferred Contracts and the Books and Records for UCS Business to HCS, (iii) SCS shall convey the Melita Upgrade to HCS and HCS shall pay to SCS (or its designee) the Melita Upgrade Purchase Price, and (iv) each party shall execute and deliver the Related Agreements, as provided herein. Forty-five (45) days after the Closing Date, the parties shall perform a "true-up" of the Purchase Price, as set forth in clause (b) below. Ninety (90) days after the Closing Date, the parties shall perform a second and final "true-up" of the Purchase Price, as set forth in clause (c) below. In accordance with the provisions set forth in Section 2.8, the parties shall determine and the Buyer shall pay the Performance Incentive Award (if any).

             (a) Closing Date. No later than three (3) calendar days prior to the Closing Date, Seller shall deliver the Preliminary Closing Statement, in the form attached hereto as Schedule 2.1(a), to Buyer. On the Closing Date, Buyer and HCS (as applicable) shall pay to an account designated by Seller, by wire transfer in immediately available funds, an amount equal to the Purchase Price and the Melita Upgrade Purchase Price.

             (b) First Adjustment Amount. Within five (5) Business Days after finalization of the First Closing Statement as set forth in this Section 2.1(b), the Purchase Price shall be adjusted and either Buyer or Seller, as the case may be, shall pay to an account designated by the other party, by wire transfer in immediately available funds, the First Adjustment Amount. The "First Adjustment Amount" shall be the difference between (1) the Purchase Price on the one hand, and (2) on the other hand, the Adjusted Purchase Price as set forth on the First Closing Statement, together with interest on such difference calculated at an annual rate of 7.0% from the Closing Date to the date of payment. A positive Adjustment Amount shall be payable by Seller to Buyer; a negative Adjustment Amount shall be payable by Buyer to Seller. The First Closing Statement shall be prepared and finalized as follows:

             (i) On the forty fifth (45th) day after the Closing Date (or the next Business Day in such 45th day is not a Business Day) (the "First Adjustment Date"), Buyer shall prepare and deliver to Seller a statement relating to and specifying in reasonable detail the calculation of the First Adjustment Amount, together with the total Related Receivables for each of the ACE Accounts, AFCA Accounts and Miscellaneous Accounts as of the Closing Date (as modified by mutual agreement of the Buyer and Seller, the "First Closing Statement") and shall provide Seller and its authorized representatives reasonable access to its books and records relating to same. Seller shall have fifteen
                 (15) Business Days after receipt of the First Closing Statement to provide Buyer with written notice of either approval of the First Closing Statement or a proposed adjustment to the First Closing Statement. Buyer and Seller may extend Seller's review period by mutual written agreement.

            (ii) In the event Seller proposes an adjustment to the First
                 Closing Statement that is not accepted by Buyer, Buyer and Seller shall use commercially reasonable efforts to resolve any dispute within ten (10) Business Days after Seller's proposal of the adjustment. In the event Buyer and Seller are unable to resolve the dispute within the ten (10) Business Day period, the undisputed portion of the First Adjustment Amount shall be paid promptly and the disputed portion shall be determined as part of the Final Adjustment Amount as provided in clause (c) below.

             (c) Final Adjustment Amount. Within five (5) Business Days after finalization of the Final Closing Statement as set forth in this Section 2.1(c), the Purchase Price shall be adjusted and either Buyer or Seller, as the case may be, shall pay to an account designated by the other party, by wire transfer in immediately available funds, the Final Adjustment Amount. The "Final Adjustment Amount" shall be the difference between (1) the Purchase Price, as adjusted by the First Adjustment Amount, on the one hand, and (2) on the other hand, the Adjusted Purchase Price as set forth on the Final Closing Statement, together with interest on such difference calculated at an annual rate of 7.0% from the Closing Date to the date of payment. A positive Final Adjustment Amount shall be payable to Seller to Buyer; a negative Final Adjustment Amount shall be payable by Buyer to Seller. The Final Closing Statement shall be prepared and finalized as follows:

             (i) On the ninetieth (90th) day after the Closing Date (or the next Business Day if such 90th day is not a Business Day) (the "Final Adjustment Date"), Buyer shall prepare and deliver to Seller a statement relating to and specifying in reasonable detail the calculation of the Final Adjustment Amount, which shall include any disputed portions of the First Adjustment Amount and the First Closing Statement, together with the total Related Receivables for each of the ACE Accounts, AFCA Accounts and Miscellaneous Accounts as of the Closing Date (as modified by mutual agreement of the Buyer and Seller or by determination of the Independent Accountant, the "Final Closing Statement") and shall provide Seller and its authorized representatives reasonable access to its book and records relating to same. Seller shall have fifteen (15) Business Days after receipt of the Final Closing Statement to provide Buyer with written notice of either approval of the Final Closing Statement or a proposed adjustment to the Final Closing Statement. Buyer and Seller may extend Seller's review period by mutual written agreement.

             (ii) In the event Seller proposes an adjustment to the Final
                  Closing Statement that is not accepted by Buyer, Buyer and Seller shall use commercially reasonable efforts to resolve any dispute within ten (10) Business Days after Seller's proposal of the adjustment. In the event Buyer and Seller are unable to resolve the dispute within the ten (10) Business Day period, the Final Closing Statement shall be determined by referring the matter to the Chief Financial Officers of Buyer and UICI who will have fifteen (15) days to resolve the matter. If the matter is not resolved after fifteen (15) days it then will be determined as provided in subparagraph (iv) by a nationally recognized independent accounting firm (that does not have a conflict of interest with respect to the matter at issue) (the "Independent Accountant") selected in accordance with subparagraph (iii).

            (iii) After such ten (10) Business Day period, Buyer and Seller shall retain within five (5) Business Days a nationally recognized independent accounting firm (that does not have a conflict of interest with respect to the matter at issue) acceptable to both Seller and Buyer. If the Buyer and Seller cannot agree on the selection of an independent accountant, each of the Buyer and Seller shall have an additional five (5) Business Days to select two (2) nationally recognized independent accounting firms (that do not have a conflict of interest with respect to the matter at issue), of which the other party shall decline one (1), and the Independent Accountant shall be chosen from the remaining two independent accounting firms by drawing lots. Failure by either Buyer or Seller to notify the other party of its selection(s) and to consummate the selection process set forth in this paragraph
                  (iii) within the allotted time periods shall foreclose such failing party from selection of the Independent Accountant.

             (iv) The Independent Accountant shall, within thirty (30) days after receiving the positions of both Seller and Buyer and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to finalizing the Final Closing Statement, which decision shall be (i) set forth in writing, (ii) limited to endorsing either Buyer's or Seller's position as most accurate within light of the facts presented and (iii) final and binding on, and nonappealable by, Seller and Buyer. The Independent Accountant may conduct an audit of any information or documentation if such audit will facilitate a decision. The fees and expenses of the Independent Accountant shall be paid by the party whose position was not endorsed.

             (d) Performance Incentive Award. As additional consideration, within ten (10) Business Days of determination of the Performance Schedule as provided in Section 2.8, Buyer shall pay to Seller the Performance Incentive Award. The Performance Incentive Award shall be paid to an account designated by Seller, by wire transfer in immediately available funds.

         2.2 PURCHASE OR CREDIT CARD ASSETS. Subject to the terms and conditions set forth in this Agreement, at Closing Seller and RFC shall sell, assign, transfer and deliver to Buyer, and Buyer shall repurchase and take assignments and delivery of, all of the Credit Card Assets.

         2.3 LEASE OF REAL ESTATE. Subject to the terms and conditions set forth in this Agreement, at Closing, SCS and HCS shall enter into the Sioux Falls Real Property Lease.

         2.4 [RESERVED]

         2.5 PURCHASE OF TRANSFERRED ASSETS. Subject to the terms and conditions set forth in this Agreement and the Bills of Sale, at Closing, SCS shall sell, assign, transfer and deliver to HCS, and HCS shall purchase and take assignment and delivery of, all of the Transferred Assets.

         2.6 ASSIGNMENT OF TRANSFERRED CONTRACTS. Subject to the terms and conditions set forth in this Agreement and the Assignment and Assumption Agreement, at Closing, SCS and/or Seller, as the case may be, shall assign and transfer to HCS all SCS' and Seller's right, title and interest in and to, and HCS shall assume and take assignment of, all of the Transferred Contracts.

         2.7 ASSUMED OBLIGATIONS, EXCLUDED OBLIGATIONS AND EXCLUDED ASSETS.

             (a) At the Closing

             (i) Buyer and HCS (as applicable) shall assume, and agree to pay, perform, fulfill and discharge, in accordance with the terms thereof and as provided in this Agreement and the Related Agreements, the following obligations of Seller and RFC:

             (A) the obligations of Seller and RFC in connection with the
                 Transferred Accounts and the ownership of the Transferred Assets from and after the Closing; and

             (B) the Credit Card Related Liabilities; and

             (ii) HCS shall assume, and agree to pay, perform, fulfill and discharge, in accordance with the terms thereof and as provided in this Agreement and the Related Agreements, the following obligations of SCS and Seller:

             (A) the obligations which are required to be performed after the Closing Date under the Transferred Contracts; and

             (B) the obligations with respect to the Transferred Employees to the extent provided in Section 5.7 and Section 5.9.

The obligations of Buyer and HCS are the "Assumed Obligations."

             (b) Except as specifically provided herein, neither Buyer, HCS nor any of their respective Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation or other liability of Seller, SCS and RFC or any of their respective Affiliates, including any liability of Seller, SCS and RFC, or any of their respective Affiliates, or any member of the Seller Group, in respect of Taxes (the "Excluded Obligations").

             (c) Except as specifically provided herein, all other assets of Seller Group and their Affiliates, including without limitation the Excluded Assets listed on Schedule 1.1.6 shall be retained by Seller Group and their respective Affiliates and are not being sold or assigned to Buyer hereunder.

(d) Except as otherwise expressly provided in this Agreement, nothing contained in this Agreement, or in any document executed in connection herewith, shall be deemed to transfer any of Seller's right, title, and interest in any Excluded Account to Buyer. Seller expressly disclaims any intention to sell to Buyer, and Buyer expressly disclaims any intention to acquire from Seller, any interest in any Excluded Account and the related Account Documentation and processing rights with respect to such Excluded Account. An Account Documentation delivered by Seller to Buyer, and any payment made, with respect to any account determined to be an Excluded Account shall be held in trust by the recipient thereof and shall be returned to Seller or Buyer, as appropriate. Any third party expense related to the Excluded Accounts is the obligation of Seller Group.

             2.8  PERFORMANCE DETERMINATION SCHEDULE.

             (a) On the 20th Business Day following the end of the Determination Period, Buyer shall prepare and deliver to Seller a schedule, together with supporting documentation (as modified by mutual agreement of the Buyer and Seller or by determination of the Independent Accountant, the "Performance Schedule"), setting forth the Annualized ACE Loss Rate relating to the ACE Accounts during the Determination Period, and shall provide Seller and its authorized representatives reasonable access to its books and records relating to same. Seller shall have twenty (20) Business Days after receipt of the Performance Schedule to provide Buyer with written notice of either approval of the Performance Schedule or a proposed adjustment to the Performance Schedule. Buyer and Seller may extend Seller's review period by mutual written agreement.

             (b) In the event Seller proposes an adjustment to the Performance Schedule that is not accepted by Buyer, Buyer and Seller shall use commercially reasonable efforts to resolve any dispute within ten (10) Business Days after Seller's proposal of the adjustment. In the event Buyer and Seller are unable to resolve the dispute within the 10 Business Day period, the Performance Schedule shall be determined by referring the matter to the Chief Financial Officers of Buyer and UICI who will have fifteen (15) days to resolve the matter. If the matter is not resolved after fifteen (15) days, it will then be determined as provided in subparagraph (d) by a nationally recognized independent accounting firm (that does not have a conflict of interest with respect to the matter at issue) (the "Independent Accountant") selected in accordance with subparagraph (c).

             (c) After such ten (10) Business Day period, Buyer and Seller shall retain within 5 Business Days a nationally recognized independent accounting firm (that does not have a conflict of interest with respect to the matter at issue) acceptable to both Seller and Buyer. If the Buyer and Seller cannot agree on the selection of an independent accountant, each of the Buyer and Seller shall have an additional five (5) Business Days to select two (2) nationally recognized independent accounting firms (that do not have a conflict of interest with respect to the matter at issue), of which the other party shall decline one (1), and the Independent Accountant shall be chosen from the remaining two independent accounting firms by drawing lots. Failure by either Buyer or Seller to notify the other party of its selection(s) and to consummate the selection process set forth in this subparagraph (c) within the allotted time periods shall foreclose such failing party from the selection of the Independent Accountant.

             (d) The Independent Accountant shall, within thirty (30) days after receiving the positions of both Seller and Buyer and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Performance Schedule, which decision shall be (i) set forth in writing, (ii) limited to endorsing either Buyer's or Seller's position as most accurate within light of the facts presented and (iii) final and binding on, and nonappealable by, Seller and Buyer. The Independent Accountant may conduct an audit of any information or documentation if such audit will facilitate a decision. The fees and expenses of the Independent Accountant shall be paid by the party whose position was not endorsed.

         2.9 CHARGEBACKS. Subject to the rights of Seller as set forth in this Section, all suspense accounts relating to chargebacks outstanding as of the Closing Date with respect to the Accounts shall be sold, assigned and transferred to Buyer. Seller shall retain all right, title, and interest in claims against or payments from merchants with respect to amounts that were charged back through the VISA or MasterCard system by Seller prior to the Closing Date or that will be charged back through the VISA or MasterCard system after the Closing Date if Seller credited the affected Account prior to the Closing Date. In the event any such payment is received by Buyer, such amount shall be promptly paid to Seller. Except as specifically set forth herein, after the Closing Date, Buyer shall have all right, title, and interest in claims against or payment from merchants in respect of all amounts in connection with the Accounts that were charged back through the VISA or MasterCard system by Seller prior to the Closing Date and with respect to which Seller has not credited the affected Account prior to the Closing Date; provided, however, that if the merchant refuses to pay such chargeback because of any act or omission of Seller in violation of the Operating Regulations, Seller shall promptly pay Buyer such amount and Buyer shall assign to Seller, any and all rights Buyer may have against the merchant. Buyer shall have all right, title and interest in all claims against or payments from merchants in respect of all amounts in connection with the Accounts that are charged back through the VISA or MasterCard system after the Closing Date and in respect of which the affected Account had not been credited prior to the Closing Date. In the event that any such payment is received by Seller, such amount shall be promptly paid by Seller to Buyer. In the event that Buyer receives payments from merchants in respect of amounts charged back through VISA or MasterCard system in connection with Seller's credit card accounts that are Excluded Accounts or not among the Transferred Accounts sold to Buyer hereunder, such amount shall be promptly paid to Seller by Buyer.

         2.10 REIMBURSEMENT AND PRORATION OF CERTAIN EXPENSES. All expenses relating to the Transferred Contracts and the Sioux Falls, South Dakota operations center, (i) due and payable after the Closing Date for periods prior to the Closing Date or (ii) paid prior to the Closing Date for periods after the Closing Date including, without limitation and to the extent applicable, rents, real estate taxes, assessments, utility payments, medical benefit premiums for employees hired by HCS, shall be prorated between HCS and SCS (on the basis of the actual number of days elapsed and a 366 day year or shorter period as applicable pursuant to the relevant invoice therefore) as of the Closing Date, except to the extent otherwise provided for in the Sioux Falls Real Property Lease. For prorations, if any, which cannot be reasonably calculated as of the Closing Date, a post-closing adjustment shall be made as reasonably possible thereafter and in no event later than the Final Adjustment Date and payment of such prorated amount shall be taken into account in the payment made on the Final Adjustment Date.

         2.11 ALLOCATION OF PURCHASE PRICE. HCS, Buyer and Seller (including, any of their respective Affiliates, and members of the Seller Group) agree that, for tax purposes, the Purchase Price shall be allocated among the Credit Card Assets and the Transferred Assets (adjusted as soon as possible following any post-Closing adjustments as described in Sections 2.1(b) and (c)) and the Performance Incentive Award as described in Section 2.8) as set forth in
Schedule 2.11 attached hereto, in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, based on the fair market values as set forth in Schedule 2.11. HCS, Buyer and Seller (including any of their respective Affiliates, and members of the Seller Group) will file all applicable tax returns and other required tax related schedules or documents in accordance with those fair market values and allocations, and will not adopt, or otherwise assert tax positions inconsistent therewith. Notwithstanding the foregoing, in the event the Internal Revenue Service challenges any position taken by any party hereto, the party against which a challenge is made may settle or litigate such challenge without the consent of, or liability to, the other party.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller, SCS, RFC and UICI (as applicable) hereby represent and warrant to Buyer and HCS (as applicable) as follows:

         3.1 ORGANIZATION AND STANDING. UICI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. Each of Seller, SCS and RFC is either a corporation or bank duly organized, validly existing and in good standing under the laws of its respective state of incorporation or organization as set forth on Schedule 3.1, and has the power and authority to own, lease and operate its respective assets related to the UCS Business and to carry on the UCS Business as it is now being conducted.

         3.2 AUTHORIZATION.

             (a) UICI has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by UICI of its obligations under this Agreement have been or will be duly and validly authorized and approved by all requisite corporate action of UICI and no other acts or proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby. Assuming the due authorization and execution by Buyer, this Agreement constitutes, and the Related Agreements to be delivered at Closing will constitute, legal, valid and binding obligations of UICI and is and will be enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and equitable limitations on the availability of specific remedies.

             (b) Each of Seller, SCS and RFC has the full power and authority to enter into this Agreement and the Related Agreements (to which such entity is a party) and to perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the performance by Seller, SCS and RFC of their respective obligations under this Agreement and the Related Agreements, as applicable, have been or will be duly and validly authorized and approved by all requisite action of such company or organization and no other acts or proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement or the Related Agreements or the transactions contemplated hereby and thereby. Assuming the due authorization and execution by Buyer and HCS, this Agreement constitutes, and the Related Agreements to be delivered at Closing will constitute, legal, valid and binding obligations of Seller, SCS and RFC (as applicable) and is and will be enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         3.3 CONSENTS AND APPROVALS. Except for items disclosed on Schedule 3.3 (the "Seller Required Consents"), neither the execution, delivery and performance of this Agreement and the Related Agreements by the Seller, SCS, RFC and UICI, as applicable, nor the consummation of the transactions contemplated hereby or thereby by the Seller. SCS, RFC and UICI will (i) conflict with or result in any breach or violation of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Seller, SCS, RFC and UICI; (ii) require Seller, SCS, RFC or UICI to obtain any consent, approval, authorization or permit of, or filing with or notification to, any Bank Authority or governmental or regulatory authority or body; or (iii) require the consent or approval of any other Person, except where the failure to receive such consent or approval does not have a Material Adverse Affect or where such approval has previously been obtained.

         3.4 ACTIONS PENDING. Except as set forth in Schedule 3.4, to the knowledge of Seller Group, there is no action, suit, investigation or proceeding pending or threatened against Seller, SCS, RFC or UICI, or any of their respective officers, directors or employees or any of the Transferred Assets, properties, rights or obligations of Seller, SCS, RFC and UICI by or before any court, arbitrator or administrative or governmental body, which if adversely determined, is reasonably likely to have a Material Adverse Effect.

         3.5 NO CONFLICT OR VIOLATION. Except as disclosed in Schedule 3.5, the execution, delivery and performance of this Agreement and the Related Agreements and any other agreements contemplated hereby and thereby by Seller, UCS, RFC and UICI and the consummation of the transactions contemplated hereby and thereby by Seller, UCS, RFC and UICI, as applicable, in accordance with the respective terms and conditions hereof and thereof will not (i) violate any provision of such parties' (a) articles of incorporation, (b) bylaws or (c) other charter or organizational document; (ii) result in the creation of any lien, charge or encumbrance on any assets or properties of Seller, SCS, RFC and UICI, which lien, charge or encumbrance is reasonably likely to have a Material Adverse Effect; (iii) result in the breach of the terms and conditions or cause an impairment of any license or government authorization relating to the UCS Business, which breach is reasonably likely to have Material Adverse Effect;
(iv) violate, conflict with or result in the breach of any of the terms of, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or constitute (with notice or lapse of time, or both) a default under, any agreement to which Seller, SCS, RFC and UICI are a party or by or to which they or any of their assets or properties may be subject, which violation, conflict, breach, acceleration, termination or default is reasonably likely to have a Material Adverse Effect; (v) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body, foreign or domestic, against, any agreement with or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Seller, SCS, RFC and UICI, or upon the assets or business of Seller, SCS, RFC and UICI, which violation is reasonably likely to have a Material Adverse Effect; or (vi) violate any statute, law or regulation of any jurisdiction, foreign or domestic, as each statute, law or regulation relates to Seller, SCS, RFC and UICI, or the assets or business of Seller, SCS, RFC and UICI, which violation is reasonably likely to have a Material Adverse Effect.

         3.6 LICENSES AND PERMITS. Except where such failure to be so qualified or licensed would not have a Material Adverse Effect, Seller, SCS, RFC and UICI are duly qualified, have all necessary Permits and are in good standing in every jurisdiction where the nature of the UCS Business requires them to be qualified or licensed. To the knowledge of Seller Group, all such Permits are valid and in full force and effect, and no material violations exist in respect of any such Permits. There are no pending or, to the knowledge of Seller Group, threatened suits or proceedings with respect to the suspension, revocation, restriction, amendment or nonrenewal of any such Permit, and, to the knowledge of Seller Group, no event which (whether with notice or lapse of time or both) will result in a suspension, revocation, restriction, amendment or renewal of any such Permit has occurred.

         3.7 CONTRACTS. Schedule 3.7, together with Schedules 1.1.1, 1.1.3 and
1.1.8 set forth all contracts, leases, agreements, commitments or binding arrangements by which Seller, SCS and RFC are or will at the Closing be legally obligated and which relate primarily to and are material to the Transferred Assets and Transferred Accounts.

         3.8 BOOKS AND RECORDS. The Books and Records were kept and are being kept in the ordinary course of business consistent with Seller's, SCS' and RFC's normal business practices, and, with respect to financial statements included in such Books and Records, in accordance with GAAP in all material respects.

         3.9 TAXES. UICI has filed all Tax Returns that it is required to file with respect to the UCS Business and has paid, or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns, except as could not be reasonably expected to have a Material Adverse Effect. No deficiencies for any Taxes with respect to the UCS Business have been proposed or asserted against Seller that have not been finally settled or paid in full, except as could not be reasonably expected to have a Material Adverse Effect.

         3.10 TITLE TO TRANSFERRED ASSETS. Seller and RFC each has good and valid title to, is the lawful owner of, the Transferred Assets and Related Receivables (as applicable), free and clear of any Lien. Seller and RFC has the full right to sell, convey, transfer, assign and deliver the Transferred Assets to Buyer, and, at and as of the Closing, Seller will convey the Transferred Assets to Buyer, and Buyer shall have, good and valid record and marketable title to all of the Transferred Assets, free and clear of all Liens.

         3.11 EMPLOYEE MATTERS.

              (a) Except as set forth in Schedule 3.11(a), each of Seller, SCS and RFC has conducted and currently is conducting the UCS Business (as applicable) in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. With respect to the UCS Business: (i) Seller, SCS and RFC each are not a party to or bound by any collective bargaining agreement with any labor organization; (ii) no labor organization or group of employees has filed any representation petition or made any written or oral demand to Seller, SCS and RFC for recognition; (iii) no union organizing or decertification efforts are underway or threatened; and (iv) within the past five (5) years no labor strike, work stoppage, slowdown or other material labor dispute has occurred, and none is under way or threatened.

              (b) A true and complete list identifying each individual employed by Seller, SCS and RFC as of July 31, 2000 whose responsibilities relate primarily to the UCS Business, (other than employees involved in the Student Loan processing department and employees located at the Parker Heights, Texas facility) together with his or her position, location of employment, compensation level and years of service, is attached hereto as Schedule 3.11(b) (the "SCS Employees"). Any changes to Schedule 3.11(b) will be addressed in the Transition Agreement.

         3.12 TRANSFERRED ACCOUNTS.

              (a) Generally. The June 30, 2000 Master File and the Master File (calculated as of the Cut-Off Date) to be delivered at Closing, were or will be, as applicable, true and complete lists of all Accounts as of the date specified therein classified individually by: (A) Account or control number, (B) Account balance, (C) the portfolio code and (D) whether such Account is a Transferred Account or a Charged-Off Account. Each Transferred Account relates to the extension of credit and the advancement of monies on a revolving basis and the payment of any such Transferred Account is not secured by any collateral whatsoever. Each Transferred Account is payable in United States dollars. Each of the Transferred Accounts has been purchased by the Seller or opened and originated solely by the Seller pursuant to its standard underwriting credit card policies then in effect and consistent with all Requirements of Law.

              (b) Servicing. All Transferred Accounts have been properly accounted for and all payments or monies received by Seller with respect to the payment of any Receivable have been properly applied to the applicable Account. Each Transferred Account has been properly maintained and serviced in all material respects solely by SCS and Seller in accordance with the applicable Cardholder Agreement, all Requirements of Law and the Operating Regulations.

              (c) Account Documentation. Except as permitted by Seller's standard record retention policies which comply with all Requirements of Law with respect to each Cardholder, the relevant Account Documentation is true and complete in all material respects and all information relating to the credit, charges, fees, payment history, customer inquiries, collection history and other relevant information, which is known and available to the Seller relating to such Cardholder's Account is contained in the relevant Account Documentation.

              (d) Related Receivables. With respect to each and every Related
Receivable: (i) such Related Receivable has arisen under a Transferred Account;
(ii) such Related Receivables has been created pursuant to a Cardholder Agreement in compliance, in all material respects, with all Requirements of Law applicable to Seller and such agreement; and (iii) with respect to the creation of such Related Receivable or the execution, delivery and performance by Seller of the Cardholder Agreement pursuant to which such Related Receivable was created, any and all material consents, licenses, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller, have all been duly obtained, effected or given and were all in full force and effect as of such date of creation.

              (e) Title to Transferred Accounts and Receivables. Seller and RFC are the sole owners of and each has good title, as applicable, to the Transferred Accounts and the Related Receivables free and clear of all Liens of any kind and character. This Agreement, when executed and delivered to Buyer in accordance with the terms hereof, shall, following the Closing Date, (i) vest in the Buyer all right, title and interest of Seller and RFC in and to the Transferred Accounts and the Related Receivables free and clear of any Liens and
(ii) constitute a valid assignment of Seller's and RFCs' interests in the Transferred Accounts and the Related Receivables, enforceable, upon the filings of all appropriate financing statements and all required continuations, amendments and replacements thereof, against all other Persons.

              (f) Cardholder Agreements. All Transferred Accounts are subject to the terms and conditions of the Cardholder Agreements and each Cardholder Agreement constitutes the entire agreement between Seller and each Obligor. The Cardholder Agreements accurately reflect, the method that Seller uses to calculate and impose charges, collect fees and payments and generally process and service the Transferred Accounts. Except as set forth in such Cardholder Agreements, or reflected in the Account Documentation, Seller has made no promise, agreement or commitment to any Cardholder in connection with the Transferred Accounts. All Cardholder Agreements are enforceable against the Cardholders in accordance with their respective terms in all material respects, subject to (i) possible claims and defenses on disputed card transactions asserted by a Cardholder and (ii) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles. The current version of each form of Cardholder Agreement used by Seller contains a provision requiring arbitration and a copy of each current form of Cardholder Agreement has previously been delivered to Buyer.

              (g) Account Documentation and Bank Matters. The Account Documentation is true, correct and complete in all material aspects, except that Card Applications may not be included in the Account Documentation. The unpaid balances outstanding for the Transferred Accounts are true and correct as reported by the applicable Service Provider on the Cut-Off Date and Closing Date in ECS report number DPR BC450-06. All payments received by or on behalf of Seller through the Closing Date have been properly posted. Since July 11, 2000, Seller has not made any changes in the terms of the Cardholder Agreements. All Account Documentation, except for Card Applications, is maintained at the Sioux Falls operations center or with Service Providers.

              (h) Compliance with Law. The rates, fees, disclosures and other terms of the Transferred Accounts and of the Account Documentation, and the manner in which the Transferred Accounts have been advertised, solicited, credit-reviewed, established, administered and serviced by Sellers, comply in all respects with all Requirements of Law, including without limitation, federal, state or local laws, rules, regulations or ordinances applicable thereto, including the Federal Truth-in-Lending Act, Federal Reserve Board Regulation Z, the Equal Credit Opportunity Act, the Fair Credit Reporting Act and applicable state laws, rules and regulations relating to consumer protection, installment sales and usury and the Operating Regulations.

         3.13 NO OTHER AGREEMENT. Except as has been previously disclosed to Buyer, neither Seller, SCS, RFC or UICI has any contract, agreement, arrangement or understanding with respect to the sale, use or other disposition of the Transferred Assets, the Sioux Falls real estate that is the subject of the Sioux Falls Real Property Lease (except for mortgages or similar instruments), the Related Receivables or the Transferred Accounts, in each case other than as contemplated by this Agreement and the Related Agreements.

         3.14 NO BROKERS. Other than Rothschild Inc., the expense of which shall be borne by Seller, Seller, SCS, RFC and UICI have not used any broker or finder in connection with the transactions contemplated hereby, and each member of the Buyer Group shall have no liability for, or otherwise suffer or incur any loss as a result of or in connection with, any brokerage or finder's fee or other commission of any Person retained by Seller, SCS, RFC, UICI or this Affiliate in connection with any of the transactions contemplated by this Agreement and the Related Agreements.

         3.15 OPERATION OF BUSINESS. Since July 11, 2000, Seller has not (a) effected any change in policies and procedures relating to billing and application of payments or credits in connection with any of the Transferred Accounts to be purchased pursuant to this Agreement that would have a Material Adverse Effect; (b) effected any change in its credit, charge-off or collection policies, practices or procedures relating to the Transferred Accounts to be purchased pursuant to this Agreement that would have a Material Adverse Effect; or (c) entered into any transaction or made any commitment or agreement in connection with the Transferred Accounts to be purchased pursuant to this Agreement other than in the ordinary course of such Seller's business.

         3.16 ACCURACY OF INFORMATION. The information described in Schedule
3.16 was true and correct in all material respects when delivered to Buyer and is true and correct in all material respects as of the date hereof (unless such information clearly relates to an earlier date).

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and HCS (as applicable) hereby represent and warrant to UICI, Seller, SCS and RFC (as applicable) as follows:

         4.1 ORGANIZATION AND STANDING. HCS is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted. Buyer is a national bank organized under the laws of the United States and has the power and authority to own, lease and operate its assets and carry on its business as it is now being conducted.

         4.2 AUTHORIZATION.

             (a) Buyer has full corporate power and authority to enter into this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the performance by Buyer of its obligations under this Agreement and the Related Agreements to which it is a party have been duly and validly authorized and approved by all requisite corporate action of Buyer, and no other acts or proceedings on its part are necessary to authorize this Agreement or the Related Agreements to which it is a party or the transactions contemplated hereby and thereby. This Agreement constitutes, and the Related Agreements to be delivered at Closing will constitute, legal, valid and binding obligations of Buyer and each is, and will be, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

             (b) HCS has full power and authority to enter into this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the performance by HCS of its obligations under this Agreement and the Related Agreements to which it is a party have been duly and validly authorized and approved by all requisite action of HCS, and no other acts or proceedings on its part are necessary to authorize this Agreement or the Related Agreements to which it is a party or the transactions contemplated hereby and thereby. This Agreement constitutes, and the Related Agreements to be delivered at Closing will constitute, legal, valid and binding obligations of HCS and each is, and will be, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         4.3 CONSENTS AND APPROVALS. Except for items (the "Buyer Required Consents") disclosed on Schedule 4.3, neither the execution, delivery and performance of this Agreement and the Related Agreements by Buyer and HCS nor the consummation of the transactions contemplated hereby or thereby by Buyer and HCS will (i) conflict with or result in any breach or violation of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Buyer and HCS; (ii) require Buyer or HCS to obtain any consent, approval, authorization or permit of, or filing with or notification to, any Bank Authority or governmental or regulatory authority or body, except for the filing of Uniform Commercial Code financing statements; or
(iii) require the consent or approval of any other Person, except where the failure to receive such consent or approval does not have a material adverse effect on Buyer or HCS.

         4.4 NO CONFLICT OR VIOLATION. Except as disclosed in Schedule 4.4, the execution, delivery and performance of this Agreement and the Related Agreements and any other agreements contemplated hereby and thereby by Buyer and HCS and the consummation of the transactions contemplated hereby and thereby by Buyer and HCS, as applicable, in accordance with the respective terms and conditions hereof and thereof, will not (i) violate any provision of such parties' (a) articles of incorporation, (b) bylaws or (c) other charter or organization document; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any material agreement to which the Buyer or HCS is a party or by or to which it or any of its assets or properties may subject;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body, foreign or domestic, against, any agreement with or condition imposed by any governmental or regulatory body, foreign or domestic, binding upon Buyer or HCS, or upon the assets or business of Buyer or HCS; or (iv) violate any statute, law or regulation of any jurisdiction, foreign or domestic, as each statute, law or regulation relates to Buyer or HCS or to the assets or business of Buyer or HCS, in each case, other than under clause (i) above, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to impair the ability of the Buyer and HCS to perform their respective obligations under this Agreement and the Related Agreements.

         4.5 ACTIONS PENDING. Except as set forth in Schedule 4.5, there is no action, suit, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or HCS, or any officers, directors or employees thereof or any properties or rights of Buyer or HCS, by or before any court, arbitrator or administrative or governmental body, which action, suit, investigation or proceeding could reasonably be expected to impair the ability of Buyer and HCS to perform their respective obligations under this Agreement and the Related Agreements.

         4.6 LICENSES AND PERMITS. Buyer and HCS have all Permits necessary to conduct their business in the manner and in the areas in which the Assumed Obligations are presently being conducted and to perform their respective obligations under this Agreement and each Related Agreement. To the knowledge of Buyer and HCS (as applicable), all such Permits are valid and in full force and effect, and neither Buyer nor HCS is operating under any formal or informal agreement or understanding with any governmental entity which restricts its authority to do business or requires it to take, or refrain from taking, any action. No material violations exist in respect of any such Permit and no investigation or proceedings is pending or, to the knowledge of Buyer and HCS, threatened, that would be reasonably like to result in the suspension, revocation or material limitation or restriction of any such Permit authorization and, to the knowledge of Buyer, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding or investigation.

         4.7 NO BROKERS. Buyer and HCS have not used any broker or finder in connection with the transactions contemplated hereby, and each member of Seller Group shall have no liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Buyer and HCS or their Affiliates in connection with any of the transactions contemplated by this Agreement and the Related Agreements.

                                   ARTICLE V
                              PRECLOSING COVENANTS

         Seller and Buyer covenant as follows for the period from the date of this Agreement through the Closing Date:

         5.1 RIGHT OF ACCESS AND INSPECTION. Seller shall (i) permit Buyer and any of its employees, agents, attorneys or accountants ("authorized representatives"), from time to time as reasonably requested, full and open access, at reasonable times during normal business hours, to examine all Books and Records as they relate to the Credit Card Assets, Transferred Assets, Transferred Employees, Transferred Accounts and Transferred Contracts; (ii) furnish Buyer with true, accurate and complete copies of such contracts and other such records and all other information in its possession with respect to the Credit Card Assets, Transferred Assets, Transferred Employees and Transferred Accounts as Buyer or its authorized representatives may reasonably request; (iii) cause its personnel and its agents to provide Buyer assistance in its investigation of such matters; provided, however, that such investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, and provided further that the Seller shall not be required to divulge, and shall not divulge, any records, including certain information, to the extent prohibited by applicable statutes or regulations, and
(iv) provide to Buyer and its agents reasonable access to the Sioux Falls facility, upon reasonable notice, to allow Buyer to reasonably prepare the center for operation following the Closing. Buyer shall perform such activities in a manner which shall not unreasonably interfere with Seller's operation of the center. If HCS discovers that the substance of the Capital and Operating Leases listed on Schedule 1.1.8, the substance of the Computer Programs listed on Schedule 1.1.3 or the substance of any other Transferred Contract does not exist, such Transferred Contract will with respect to Schedules 1.1.3 and 1.1.8 be deleted from the appropriate Schedule prior to the Closing Date, and such Transferred Contract on Schedule 3.7 will not be assumed.

         5.2 CONDUCT OF UCS BUSINESS BY SELLER GROUP.

         Except as otherwise agreed by Buyer in writing or as reasonably deemed necessary by the Seller Group to comply with Requirements of Law, Seller Group shall:

             (a) Employees. Use commercially reasonable efforts to maintain, preserve and keep available, in a manner consistent with past practice, officers, employees and others needed to properly service the UCS Business;

             (b) Preservation of Credit Card Business. Except as otherwise contemplated by this Agreement, Seller and SCS shall, and shall cause their agents to: (i) maintain and service the Accounts in substantially the same manner as previously maintained and serviced and in accordance with the Credit Card Guidelines as currently in effect; (ii) maintain and service the Accounts in compliance with applicable federal and state laws and regulations in all materials respects; and (iii) except with the written consent of Buyer, not make any change to the current policies and procedures except as required by law, safe or sound banking practices or the Operating Regulations. Seller shall post all payments received prior to the Cut-Off Date according to its customary operating procedures:

             (c) Preservation of Accounts. From the date of this Agreement and continuing until the Closing Date, Seller and RFC shall: (i) not sell, assign, transfer, pledge or encumber, or permit the encumbrance of, any Transferred Account without the prior written consent of Buyer; (ii) not take any substantial action with respect to the Accounts which will impair any material rights of Seller, and shall not amend any Cardholder Agreement other than on a per customer basis in accordance with the Credit Card Guidelines; and (iii) comply in all material respects with the terms and conditions of the Cardholder Agreements, as then in effect;

             (d) Accounting Practices. Except as required by applicable law or banking regulatory authorities, not change accounting practices applicable to the UCS Business; and

             (e) Contracts and Licenses. Not amend, terminate, waive or permit to lapse any rights of Seller under any material contract or governmental license or authorization that relates to the UCS Business, except as may be required by regulatory authorities.

With respect to AFCA Accounts only, Seller will increase the credit lines of such accounts as outlined in Schedule 5.2 unless otherwise restricted by the Office of the Comptroller of Currency. Notwithstanding anything in this Section
5.2 to the contrary, Seller may increase the credit limit on any ACE Account in accordance with the Consent Order; provided, that any such credit limit for any ACE Account shall not exceed $200.00 per ACE Account.

         5.3 COOPERATION.

             (a) Each party shall use its best efforts, in cooperation with the other party, to satisfy all conditions precedent to the consummation of the transactions contemplated by this Agreement and the Related Agreements. Buyer shall deliver promptly such financial information and other assurances as may be reasonably requested by any Person from whom consent or approval is required as set forth on Schedules 3.3. or 4.3.

             (b) Subject to the terms and conditions herein provided, each of the parties hereto agrees to promptly effect all necessary filings under the Bank Acts and use best efforts to secure all government clearances (including by taking all commercially reasonable steps to avoid or set aside any preliminary or permanent injunction or other order of any federal or state court of competent jurisdiction or other Governmental Authority) to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements.

             (c) Each of the parties shall have the right to review in advance, and, to the extent practicable, each will consult with the other, in each case subject to any applicable Requirements of Law relating to the exchange of information, with respect to (i) all material written information submitted to the SEC or (ii) descriptions of this Agreement or the Related Agreements and the transactions contemplated hereby or thereby submitted to any rating agency or any other third party, in connection with the transactions contemplated by this Agreement and the Related Agreements. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.

             (d) Each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under any applicable Requirements of Law or any binding agreement existing on the date hereof to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Related Agreements. In particular, the Buyer Group and the Seller Group will use reasonable best efforts to obtain all consents, authorizations, orders and approvals required in connection with, and waivers of any material violations, breaches and defaults that may be caused by, the consummation of the purchase and sale or the other transactions contemplated by this Agreement and the Related Agreements. For those of the Material Contracts that require consent (or any other form of conditional approval) from any third party prior to or after any assignment by the Seller Group, the Seller Group will each diligently and in good faith exercise its reasonable best efforts towards obtaining such consents or satisfying any conditions imposed by any third party and Buyer Group will use reasonable best efforts to cooperate with the Seller Group in such efforts; provided, however, that any termination fees or other penalties due based on the Seller Group's termination or assignment of such Material Contract shall be paid by the Seller Group. Each party hereto further agrees that it will consult with the other party hereto with respect to the obtaining of all permits, consents, approvals, and authorizations of third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and Related Agreements, and each party will keep the other party appraised of the status of material matters relating to the completion of the transactions contemplated hereby.

         5.4 NOTIFICATION OF CHANGES. Each party shall give each other party prompt notice after it has obtained knowledge of (a) any fact or circumstance which renders untrue, incorrect or misleading in any material respect any of the representations and warranties made by it in this Agreement or the Related Agreements, whether as of the date such representation and warranty was made or as of the date such knowledge was obtained; (b) any failure on its part to comply with or satisfy in any material respect any covenant, condition or agreement with which it is to comply or which it is to satisfy under this Agreement or the Related Agreements; and (c) any adverse change affecting its ability to perform its obligations under this Agreement or the Related Agreements.

         5.5 CONDUCT PENDING THE CLOSING. From the date hereof through the Closing Date:

             (a) Seller shall use all commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in
Article III shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and

             (b) Buyer shall use all commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in
Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

         5.6 CONFIDENTIALITY OF INFORMATION. All books, records, data and information, including information obtained pursuant to Section 9.5 (collectively, the "Information"), furnished by Seller Group on the one hand or Buyer Group on the other hand to each other in connection with the transactions contemplated by this Agreement or the Related Agreements shall (a) remain and be deemed to be the exclusive property of the party furnishing the Information unless and until the Closing occurs and (b) be held in strict confidence by the other party unless such Information (i) is already in the possession of such other party, provided that the source of such Information was not known by such other party, after reasonable investigation, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the party furnishing the Information or any of its subsidiaries or affiliates with respect to such material, (ii) becomes generally available to the public other than as a result of a disclosure by such other party, (iii) becomes available to such other party on a non-confidential basis from a source other than the party furnishing the Information or its agents, advisors or representatives (provided that such source was not known by such other party, after reasonable investigation, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the party furnishing the Information or any of its subsidiaries or affiliates with respect to such material), or (iv) is to be used by Seller Group in the pursuit, defense, settlement or other resolution of any claims relating to the UCS Business involving any party or any governmental agency; provided, however, that any disclosure required by law or any government authority shall not be deemed a violation of this Section 5.6; provided, further, that any party wishing to make such disclosure shall give the other party prompt written notice of such request or requirement so that such other party may seek an appropriate protective order or other remedy and/or waive compliance with the provision of this Section 5.6. and the party wishing to make such disclosure will cooperate with the other party to obtain such protective order. Disclosures to Buyers' or Seller's (or their respective Affiliates') employees, officers, directors, advisors, agents, accountants and attorneys shall not be deemed a violation of this Section 5.6, provided, such persons are advised of the confidentiality obligations imposed hereunder and agree to be bound thereby. In the event that the transactions contemplated by this Agreement are not consummated, each party shall redeliver the Information to the party furnishing the Information and shall destroy all reports, analyses, notes or other Information that are based on, contain or reflect the Information. In disclosing Information pursuant to clause (b)(iv), Seller Group shall use commercially reasonable efforts in consultation with Buyer to present such Information in a manner that minimizes, to the extent reasonably practicable, disclosure of Information that is of material competitive value to Buyer.

         5.7 EMPLOYEE MATTERS.

                  (a) HCS shall offer, within ten (10) Business Days after the date hereof, at will employment to be effective as of the Closing Date to those employees of Seller or SCS, as the case may be, listed on Schedule 3.11
(b) hereto who are actively working at the Closing Date.

                  The position offered shall be reasonably similar in skill and responsibility to such employee's position as an employee of Seller or SCS on such compensation terms and conditions and with such employee benefits (including medical, disability, severance pay, and life insurance and retirement benefits), which are substantially similar to those provided to similarly situated employees of HCS who are employed in its credit card account management and collections business and which shall in the aggregate be substantially equivalent to the compensation and benefits provided to the SCS Employees immediately prior to the Closing Date, subject to the following provisions of this Section 5.7. Any SCS Employee who is actively working on the Closing Date and accepts HCS's offer and who becomes an employee of HCS as of the Closing Date shall be termed a "Transferred Employee."

             (b) Seller Group (i) shall refrain from taking any action which would tend to discourage any SCS Employee from accepting the HCS's offer of employment, and (ii) shall not, between the date hereof and through one (1) year after the Closing Date, solicit for employment or offer employment, except in response to a general advertisement for hire by Seller Group, to any SCS Employee with respect to any position with SCS or its Affiliates.

             (c) Except as provided in the following sentence, HCS shall, to the extent possible, afford Transferred Employees the ability to participate as of the next entry date in all employee benefit plans offered by Household International, Inc. with full credit for service with SCS of such Transferred Employee and shall notify SCS of any instance in which a Transferred Employee is not given the ability to so participate with such full credit. Regarding Household International Inc.'s defined benefit pension plan, Transferred Employees will receive (i) credit for service for purposes of eligibility to participate starting from their date of hire with SCS, including its predecessors, as used by SCS for purposes of determining retirement plan eligibility although they will still be deemed to be hired after 1999 for purposes of determining the applicability to them of the account-based formula of the Buyer's plan and (ii) service credit from the day after the Closing Date for purposes of vesting, eligibility to retire, benefit accrual or determination of appropriate accrual or account formulas. Any waiting period applicable to eligibility for enrollment of new employees under Buyer's medical, dental, vision, life, disability, dependent care, 125 or 401(k) plans shall be waived to the extent the Transferred Employee was eligible to be covered by such a plan of Seller on the Closing Date. HCS shall credit each Transferred Employee with any out-of-pocket amounts paid by such Transferred Employee in the calendar year which includes the Closing Date under SCS and Seller plan when determining whether such Transferred Employee has satisfied annual out-of-pocket maximums and deductibles under Household International Inc.'s corresponding plans for Household International Inc.'s plan year which includes such date. Seller shall make such Information available to HCS within a reasonable time after the Closing Date.

             (d) It is expressly agreed that the Buyer Group shall not assume, be deemed to have assumed or be responsible for any obligation. duty or liability under or with respect to any employee benefit, compensation, employment, severance or stay bonus or termination plan, program, policy, agreement or arrangement maintained or contributed to by SCS or any of its Affiliates or with respect to which SCS or any of its Affiliates may have any liability or contingent liability, including but not limited to (i) any "employee benefit plan," as defined in Section 3(3) of ERISA, of SCS or its Affiliates that is currently or was previously in effect covering any employee or former employee (including, without limitation, any plan providing health, life, accident, disability or other insurance to employees, or any profitsharing, bonus, stock option, incentive compensation, pension, defined benefit, defined contribution or similar plan of SCS or any of its Affiliates) and (ii) any health, accident, sickness, workers' compensation or disability benefits, arising from an event that occurred on or prior to the Closing Date.
Schedule 5.7(d) sets forth a true and complete list of Stick Bonuses applicable to potential Transferred Employees which bonuses are the sole and exclusive liability of SCS. SCS shall pay the Stick Bonuses in accordance with their terms within thirty (30) calendar days after the Closing.

             (e) SCS shall be responsible for complying with the Workers' Adjustment Retraining and Notification Act ("WARN") to the extent such Act may be applicable to any SCS Employee whose employment is terminated, excluding Transferred Employees terminated after the

Closing Date. HCS shall be responsible for complying with WARN to the extent such Act may be applicable to any Transferred Employee whose employment is terminated after the Closing Date.

             (f) From the date hereof through the Closing Date, SCS will provide access to HCS (i) to potential Transferred Employees to enable HCS to encourage such employees to consider any offers of employment which may be forthcoming from HCS, and (ii) to data regarding potential Transferred Employees to enable HCS to develop such offers. HCS will exercise such rights of access at reasonable times, during reasonable business hours upon reasonable prior notice to Seller and SCS.

         5.8 BOOKS AND RECORDS. (a) On the Closing Date, Seller shall deliver or cause to be delivered to Buyer all Books and Records, excluding Card Applications. On the Closing Date, Seller shall deliver, or cause to be delivered to Buyer, all such Card Applications as are stored or located in Sioux Falls, South Dakota. Buyer may request Seller to provide any other Card Application. For a period of twelve (12) months following the Closing Date, upon the written request of Buyer, UICI shall deliver or cause to be delivered to Buyer all requested Card Applications within a reasonable time after receipt of such request; provided, however, that Seller shall have no obligation to furnish any Card Application that is not within the possession or control of the Seller Group.

             (b) Any Books and Records retained by Seller shall not be used to compete with Buyer and shall be subject to the confidentiality provisions of
Section 5.6.

         5.9 RESPONSIBILITY FOR TAXES.

             (a) Seller, SCS, any of their respective Affiliates, and members of the Seller Group shall be liable for and pay: (i) any Taxes related to the Credit Card Assets, Transferred Assets, Transferred Employees, Transferred Accounts and Transferred Contracts that accrue or otherwise relate to any taxable year or period (or portion thereof) ending or deemed to end on or prior to the Closing Date (except that Taxes attributable to transactions or events occurring during the period after the Cut-Off Date and ending on the Closing Date shall be apportioned as applicable to the Seller, SCS, any of their respective Affiliates, and members of the Seller Group only if such transactions or events are properly includable in the consolidated return of the Seller, SCS, any of their respective Affiliates, and members of the Seller Group, and shall otherwise be apportioned as applicable to HCS and Buyer); and (ii) any Taxes imposed upon the Seller, SCS, any of their respective Affiliates, and members of the Seller Group as a result of the sale or transfer of the Credit Card Assets, Transferred Assets, Transferred Accounts and Transferred Contracts to HCS or the Buyer. For purposes of this Agreement, Taxes attributable to a portion of a taxable year or period shall be determined on a "closing of the books" basis as of the Closing Date, except that Taxes imposed on a periodic basis (such as property Taxes) shall be allocated on a daily basis.

             (b) HCS and Buyer shall be liable for and pay any Taxes relating to the Transferred Assets, the Credit Card Assets, the Transferred Accounts and the Transferred Contracts that accrue or otherwise relate to any taxable year or period (or portion thereof, as determined in Section 5.9(a)) subsequent to the Closing Date, except for (i) Taxes imposed upon the Seller, SCS, any of their respective Affiliates, or any member of the Seller Group as a result of the sales of Credit Card Assets, Transferred Assets, and Transferred Accounts to HCS or the Buyer and (ii) any other

Taxes for which the Seller, SCS Subsidiaries, and of their respective Affiliates, or any members of the Seller Group are responsible for as set forth in Section 5.9(a).

             (c) Except as otherwise provided in Section 5.9(e), Seller, SCS, any of their respective Affiliates, and all members of the Seller Group, as applicable, shall be responsible for any applicable 2000 IRS or state information reporting for events or payments occurring during the period beginning on January 1, 2000 and ending on the Closing Date. HCS and Buyer will be responsible for any applicable 2000 IRS or state information reporting for events or payments occurring subsequent to the Closing Date.

             (d) Except as otherwise provided in Section 2.11 and Schedule 2.11, after the Closing, HCS, Buyer and Seller shall cooperate in the filing of any Tax returns or other Tax-related forms or reports, to the extent such filing requires providing each other with necessary records and documents relating to the Transferred Assets, Transferred Accounts and the Credit Card Assets and the Transferred Contracts, or providing access to employees. HCS, Buyer and Seller shall cooperate in the same manner in defending or resolving any Tax audit, examination or Tax-related litigation.

             (e) With respect to Transferred Employees that will be employed by Buyer, Buyer shall, in accordance with and to the extent permitted pursuant to Revenue Procedure 96-60, 1996-2 C.B. 399, assume all responsibility for preparing and filing form W-2, Wage and Tax Statements, Form W-3, Transmittal of Income and Tax Statements, Form 941, Employer's Quarterly Federal Tax Returns, Form W-4, Employee's Withholding Allowance Certificates, and Form W-5, Earned Income Credit Advance Payment Certificates. Seller and Buyer agree to comply with the alternate procedures described in Section 5 of Revenue Procedure 96-60 and shall cooperate in good faith to comply with the alternate procedures of Revenue Procedure 96-60.

         5.10 MASTER TRUST. Prior to Closing, the Master Trust shall have been liquidated or the liabilities thereof to third party investors therein shall have been defeased and (in either case) the Related Receivables securitized under the Master Trust shall have been transferred back to RFC, Seller or a designee of Seller or RFC, as the case may be, free of any liens or encumbrances.

         5.11 ECS AGREEMENT. HCS shall use its best efforts to negotiate and enter into an agreement with ECS prior to the Closing Date to service the Transferred Accounts after the Closing Date.

         5.12 [RESERVED]

         5.13 NO SHOP. Upon and after execution of this Agreement, and until the earlier of September 15, 2000 or the termination of this Agreement in accordance with its terms, each member of the Seller Group will not, directly or indirectly, solicit, or cause any other person to solicit, any offer to acquire the Credit Card Assets, Transferred Assets, Transferred Employees, Transferred Accounts or assume the Assumed Obligations (whether by merger, purchase of assets or other similar transaction) other than the acquisition and assumption contemplated by this Agreement. The Seller will not, directly or indirectly, furnish any information concerning the Credit Card Assets Transferred Assets, Transferred Employees and Transferred Accounts or Assumed Obligations, to any person which is seeking to acquire the Credit Card Assets, Transferred Assets, Transferred Employees, Transferred Accounts or Assumed Obligations in whole or in part, except in response to unsolicited inquires or offers by third parties and under circumstances where the Seller advises such other person in writing of the existence of this Agreement and the Related Agreements. If Seller receives an unsolicited, written inquiry or proposal concerning the availability of the Credit Card Assets, Transferred Assets, Transferred Employees, Transferred Accounts or Assumed Obligations for purchases, Seller agrees to promptly inform Buyer of the substance of such inquiry or proposal, but solely if such inquiry or proposal is in writing.

         5.14 CONSENT OF THE OFFICE OF THE COMPTROLLER OF THE CURRENCY. Seller shall use its best efforts to obtain the consent of the Office of the Comptroller of the Currency as described in Section 12.1(c).

         5.15 CERTAIN CREDIT BALANCES. On or prior to Closing, Seller shall pay to Cardholders all Payable Credit Balances.

                                   ARTICLE VI
                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF BUYER GROUP TO CLOSE

         Each of Buyer's and HCS's obligations to enter into the Related Agreements at Closing and to consummate the transactions contemplated by this Agreement and the Related Agreements is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Buyer to the extent permitted by law, but without prejudice to any other right or remedy that Buyer may have under this Agreement as a result of any misrepresentations by or breach of any covenant or warranty of Seller, SCS, RFC or UICI contained in this Agreement.

         6.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Seller contained in this Agreement qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period, in the case of those that are qualified as to Material Adverse Effect, shall be true and correct, and, those not so qualified, shall be true and correct in all material respects, in each case on and as of such date or period. Seller, SCS, RFC, and UICI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party on or prior to the Closing Date. On the Closing Date, Seller shall have delivered to Buyer a certificate dated as of the Closing Date and signed by a senior officer of Seller to the effect that such representations and warranties are true and all such covenants have been complied with or performed. In addition, Seller shall have furnished to Buyer such other certificates and closing documents as Buyer may reasonably request.

         6.2 RELATED AGREEMENTS. The Related Agreements shall have been duly executed and delivered by Seller, SCS and RFC, as applicable, on the Closing Date and such agreements shall be in full force and effect with respect to Seller, SCS and RFC, as applicable, on the Closing Date.

         6.3 APPROVALS AND CONSENTS. The approvals and consents listed on Schedules 3.3 and 4.3 hereto shall have been received or deemed received in form and substance reasonably satisfactory to Buyer and HCS, as applicable, without the imposition of any material cost, liability or restriction not consented to by Buyer and HCS, as applicable. All applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated, including, without limitation, any affirmative approvals required by any Bank Authority and the expiration or termination of any applicable waiting periods under the Bank Merger Act. In addition, the Buyer shall have received Uniform Commercial Code financing statements naming the Seller or RFC as debtor and the Buyer as secured party.

         6.4 INJUNCTION AND LITIGATION. There shall be in effect no injunction, writ, preliminary restraining order or any order of any nature directing that the transactions contemplated by this Agreement or the Related Agreements not be consummated as herein or therein provided. No suit, action, investigation, inquiry or proceeding shall be pending or threatened affecting Buyer, HCS, Seller, SCS, RFC, UICI, or the UCS Business which (i) questions the validity of any action taken or proposed to be taken by the parties hereto pursuant to or in connection with the provisions of this Agreement or any of the Related Agreements, (ii) seeks to enjoin, restrain or prohibit the consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements, or (iii) is likely, if adversely decided, to cause a Material Adverse Effect.

         6.5 ECS AGREEMENT. HCS and ECS shall have entered into an agreement, reasonably satisfactory to HCS, to service the Transferred Accounts after the Closing Date.


                                  ARTICLE VII
                     CONDITIONS PRECEDENT TO THE OBLIGATION
                            OF SELLER GROUP TO CLOSE

         Each of Seller's SCS', and RFC's obligations to enter into the Related Agreements at Closing and consummate the transactions contemplated by this Agreement and the Related Agreements is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Seller to the extent permitted by law, but without prejudice to any other right or remedy that Seller may have hereunder as a result of any misrepresentations by or breach of any covenant or warranty of Buyer or HCS contained in this Agreement.

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period, in the case of those that are qualified as to Material Adverse Effect, shall be true and correct, and those not so qualified, shall be true and correct in all material respects, in each case on and as of such date or period. Buyer and HCS shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party on or prior to the Closing Date. On the Closing Date, Buyer shall have delivered to Seller a certificate dated as of the Closing Date and signed by a senior officer of Buyer to the effect that such representations and warranties are true and all such covenants have been complied with or performed. In addition, Buyer shall have furnished to Seller such other certificates and closing documents as Seller may reasonably request.

         7.2 RELATED AGREEMENTS. The Related Agreements shall have been duly executed and delivered by Buyer and HCS, as applicable, on the Closing Date and such agreements shall be in full force and effect with respect to Buyer and HCS, as applicable, on the Closing Date.

         7.3 APPROVALS AND CONSENTS. The approvals and consents listed in
Schedule 3.3 and 4.3 hereto shall have been received, or deemed received, in form and substance reasonably satisfactory to UICI, Seller and SCS, as applicable, and without the imposition of any material cost, liability or restriction not consented to by UICI. Seller and SCS, as applicable. All applicable waiting periods under any federal or state statute or regulation shall have expired or been terminated, including, without limitation, and affirmative approvals required by any Bank Authority and the expiration or termination of any applicable waiting periods under the Bank Merger Act.

         7.4 INJUNCTION AND LITIGATION. There shall be in effect no injunction, writ, preliminary restraining order or any order of any nature directing that the transactions contemplated by this Agreement or the Related Agreements not be consummated as herein or therein provided. No suit, action, investigation inquiry or proceeding shall be pending or threatened affecting Buyer, HCS, Seller, SCS, RFC, UICI, or the UCS Business which (a) questions the validity of any action taken or proposed to be taken by the parties hereto pursuant to or in connection with the provisions of this Agreement or any of the Related Agreements, (b) seeks to enjoin, restrain or prohibit the consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements, or (c) is likely, if adversely decided, to cause a Material Adverse Effect.

                                  ARTICLE VIII
                                     CLOSING

         8.1 PLACE AND DATE OF CLOSING. Unless otherwise agreed by the parties, the Closing of the transactions contemplated by this Agreement shall take place in the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois at 12:00 noon, Chicago Time on the Closing Date.

         8.2 SELLER DELIVERIES. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller shall deliver to Buyer the following:

             (a)   Executed counterparts of:

             (i) the Richland Servicing Agreement Amendment (executed by Richland State Bank);

             (ii)  the Sioux Falls Real Property Lease;

             (iii) the Assignment and Assumption Agreement;

             (iv)  the Bills of Sale; and

             (v)   the Transition Agreement.

             (b) One or more magnetic tapes containing the Cardholder List and the Master File as of the Cut-Off Date;

             (c) Evidence that all Seller Required Consents have been obtained;

             (d) Other instruments of transfer reasonably required by Buyer to evidence the transfer of the Transferred Assets to Buyer; and

             (e) A certificate of the secretary of Seller certifying resolutions of the board of directors approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

         8.3 BUYER DELIVERIES. At the Closing, in addition to any other documents or agreements required under this Agreement, Buyer shall deliver to Seller the following:

             (a)   Executed counterparts of:

             (i)   the Richland Servicing Agreement Amendment;

             (ii)  the Sioux Falls Real Property Lease;

             (iii) the Assignment and Assumption Agreement;

             (iv)  the Bills of Sale; and

             (v)   the Transition Agreement;

             (b) Evidence that all Buyer Required Consents have been obtained;

             (c) The Purchase Price and the Melita Upgrade Purchase Price, in immediately available funds; and

             (d) A certificate of the secretary of Buyer certifying resolutions of the board directors of Buyer approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE IX
                             POST CLOSING COVENANTS

         9.1 COOPERATION. After Closing, Seller Group and Buyer Group shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other party to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the Related Agreements or to aid in the preparation of any regulatory filing, financial statement or Tax Return; provided, however, that any such additional documents must be reasonably satisfactory to each of the parties and not impose upon either party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the Related Agreements. Through December 31, 2001, within thirty (30) days after the end of each fiscal quarter, Buyer shall provide UICI with quarterly reports detailing credit card receivable and other information sufficient for UICI to satisfy its SEC and accounting obligations.

         9.2 POST CLOSING OBLIGATION TO OBTAIN PERMITS. Following the Closing, each member of Seller Group and each member of Buyer Group will cooperate fully in (i) obtaining all necessary additional federal, state, local and any other approval and/or consents that may be required to consummate the transactions contemplated hereby; and (ii) complying with any notice or filing requirements of such jurisdictions required to consummate the transactions contemplated hereby.

         9.3 REGULATORY COMPLIANCE. Each member of Buyer Group and each member of Seller Group and their agents, representatives and affiliates shall comply in all material respects with all laws, regulations, administrative orders, bulletins and governmental pronouncements applicable to their conduct in performing their obligations under this Agreement and the Related Agreements.

         9.4 TRANSACTION OF ACCOUNTS.

             (a) From and after the Closing Date, all transactions with respect to the Transferred Accounts shall be processed by the Buyer.

             (b) Effective upon the Closing Date and thereafter, the Seller hereby irrevocably names, constitutes and appoints Buyer or any of the Buyer's officers, agents, employees or representatives as the Seller's duly authorized attorney and agent with full power and authority to endorse checks, drafts or any other instruments of payment relating to the Accounts in the Seller's name, to receive and collect any and all monies due under such Accounts and to enforce performance of all Accounts and the Related Receivables and any instruments received in payment thereof.

             (c) The Seller Group shall cause the Account Documentation to remain at its present location through the Closing Date (at which time Buyer is expected to take possession of such Account Documentation, other than that which is maintained by Service Providers).

             (d) From and after the Closing Date, the Buyer shall not use, nor attempt to obtain the right to use, the ICAs of the Seller.

             (e) For a period of twelve (12) months following the Closing Date, Seller and Buyer shall cooperate with each other to resolve any trailing activity, debits and credits on Excluded Accounts and the Transferred Accounts.

         9.5 ACCESS TO BOOKS AND RECORDS. At any time and after the Closing Date as may be required in the reasonable judgment of Seller, SCS and RFC in order for Seller, SCS and RFC to comply with any applicable law or to perform its obligations or responsibilities under this Agreement or under any of the Related Agreements or for any other legitimate business purpose (including, without limitation, the pursuit, defense or other resolution of any claims involving any party or any governmental agency), Seller, SCS and RFC, and any of its authorized representatives may have, from time to time as reasonably requested, and Buyer shall provide, at reasonable times during normal business hours, full and open access to examine all Books and Records as they relate to the UCS Business prior to the Closing Date; it being understood that Seller, SCS and RFC, as the case may be, shall have such access, pursuant to this sentence, for the Transferred ACE Accounts to the extent necessary to calculate to the Performance Incentive Award and related calculations. Without limiting the foregoing, pursuant to the Transition Agreement, Buyer shall produce either (i) the ACE Holdback Report in substantially the same form as Schedule 9.5 on a monthly basis and, if practicable, upon reasonable request, or (ii) sufficient data for UICI (or its designee) to generate the ACE Holdback Report, and (iii) shall provide such report or data to Seller and UICI promptly upon its preparation. Such access and opportunity shall be exercised by Seller, SCS and RFC, and their authorized representatives, at the expense of Seller, SCS and RFC, in a manner that shall not interfere unreasonably with the operations of Buyer. Such access shall include the right of Seller to make and retain copies of any such Books and Records to the extent that Seller reasonably determines that it requires copies of any such Books and Records in order to carry out the transactions contemplated by this Agreement or by any Related Agreement or for any legitimate business purpose. Buyer may charge Seller, SCS and RFC a reasonable fee for copies.

         9.6 COOPERATION IN LITIGATION.

             (a) Buyer agrees to take commercially reasonable actions necessary to make all Books and Records and any officers, employees and agents who are knowledgeable with respect to the matter in question available to UICI and its authorized representatives after the Closing Date with respect to any action, suit, arbitration, proceeding, investigation or regulatory inquiry ("Actions") to which UICI or its Affiliates are a party or are otherwise involved with regard to the UCS Business, whether commenced before or after the Closing Date, all of which actions shall be deemed Excluded Assets and/or excluded from the Assumed Liabilities. UICI and its authorized representatives shall reimburse Buyer for all reasonable out of pocket expenses for providing such access and, if the aggregate Salary Expense for all such officers and employees (other than David Huddleston) made available pursuant to this Section 9.6 shall exceed $50,000, UICI shall reimburse Buyer for such excess promptly following Buyer's written request therefor (which request shall show the calculation of such Salary Expense in reasonable detail). UICI or its representative also shall be responsible for all such expenses incurred by any such officers, employees and agents. Buyer agrees to use commercially reasonable efforts to provide that any such persons who terminate their relationships with the Buyer or any of its Affiliates and enter into termination agreements or similar agreements, arrangements or understandings will be obligated to continue to assist UICI in the investigation, evaluation or defense of any such matters, whether as consultants, expert witnesses or otherwise.

             (b) Buyer and its Affiliates will not provide information relating to the UCS Business or the operations thereof to any Person if the Buyer has knowledge or could reasonably assume that such information is being requested in connection with any litigation, arbitration or other proceeding in which UICI or any of its Affiliates is a party. If Buyer or any of its Affiliates becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose such material. Buyer will provide UICI with prompt prior written notice of such requirement so that UCIC may seek a protective order or other appropriate remedy to prevent the dissemination of such information. In the event that such protective order or other remedy is not obtained, or that UICI waives compliance with the terms hereof, Buyer agrees to furnish only such information that it reasonably believes is legally required.

         9.7 TRANSITION AGREEMENT. Immediately after the execution of this Agreement, UICI and Buyer shall negotiate diligently and in good faith to execute a transition agreement (the "Transition Agreement"). The Transition Agreement shall describe and govern certain elements of the transition of Transferred Accounts from Seller to Buyer, including, but not necessarily limited to, (i) the terms and conditions pursuant to which Buyer will be entitled to use (a) the names "United Credit National Bank," the marks "AFCA" and "ACE" and any variations thereof and (b) plastics, billing stock and other materials bearing such names, (ii) the joint preparation by Buyer and Seller and delivery by Seller of a form of notice to Cardholders of a Transferred Account (the cost of which notice shall be borne by Buyer, and which notice shall comply with applicable Requirements of Law and Operating Regulations); (iii) the terms and conditions of the servicing (if any) provided by personnel in the Harker Heights facility to Buyer in respect of Transferred Accounts, and the payment of a related servicing fee to the Seller Group; (iv) transfer of the BINs from Seller to Buyer; (v) transfer to Buyer of certain information; technology and leased equipment listed on Schedules 1.1.3 and 1.1.8; (vi) any



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

other matters that may be presented to the parties; (vii) Buyer's right not to assume some or all of the Computer Programs on Schedule 1.1.3 (written notice of which must be received by August 28, 2000 or such right not to assume shall terminate), and the right not to assume any of those Transferred Contracts set forth in Schedule 3.7 (written notice of which must be received by August 21, 2000 or such right not to assume shall terminate) and (viii) the transfer of Excluded Assets to Seller or its designees. Buyer shall submit to Seller for its approval the form of any communications to Cardholders in which Buyer proposes to use the names described in this Section 9.7 for the purpose of ensuring that any such use will not mislead any Person and will not adversely affect the Seller Group's rights (if any) in and to such names and marks under applicable law. It is expressly agreed that other than the limited license granted pursuant to this Section 9.7, Buyer is not purchasing or acquiring any right, title or interest in the name of any member of the Seller Group or any trademark of any other Person.

         9.8 COMPLIANCE WITH GOVERNING ORGANIZATIONS. Seller shall take such commercially reasonable actions as reasonably requested by Buyer and as necessary to obtain any required consent of the applicable Governing Organization to the use of the BINs of the Seller in respect of the Credit Card Assets; provided, however, that the Seller shall not be required to take any actions that would reasonably be expected to affect adversely its ability to obtain a refund of any deposit with, or release of any collateral held by, any Governing Organization. In connection with the Transferred Accounts, Buyer shall, at all times after the Closing Date, fully and timely perform and comply with the Operating Regulations in effect and as amended hereafter from time to time, to the extent applicable to the Transferred Accounts, Cardholders Agreements and Credit Cards, and Buyer's activities relating thereto.

         9.9 SERVICING OF RICHLAND STATE BANK ACCOUNTS. For a period of one (1) year following the Closing Date, HCS will provide such services upon such terms and conditions (and shall not exercise its right of termination other than for cause) as are set forth in the Financial Institution Servicing Agreement, dated May 9, 1996, as amended by the Richland Servicing Agreement Amendment, unless sooner terminated by Richland State Bank in accordance with its terms.

         9.10 RECONVEYANCE OF YEAR 2000 ACE CHARGEOFFS. As of the 10th day after the end of every month commencing with the month in which the Closing Date occurs and ending with January, 2001, Buyer shall automatically assign, transfer and deliver to UICI (or any other Person designated in writing by UICI) all Post-Closing ACE Chargeoffs that Buyer has not previously assigned, transferred or delivered pursuant to Section 9.10. The part acquiring such Post-Closing ACE Chargeoffs pursuant to this Section 9.10 shall not be obligated to make any payment for such Receivables, whether in cash, in kind, by means of set-off or by any other means. At UICI's request, Buyer shall execute and deliver instruments of transfer reasonably satisfactory to UICI to evidence such assignment, but failure to execute and deliver such instruments shall not impair the operation of this Section 9.10, which shall assign, transfer and deliver such Post-Closing ACE Chargeoffs without further action by any Person.

         9.11 RECONVEYANCE OF YEAR 2001 ACE CHARGEOFFS. As of the 10th day after the end of every month commencing with January 2001 (i.e., as of February 5, 2001) and ending December 2001 (or as earlier terminated pursuant to clause (d) below), Buyer shall automatically assign, transfer and deliver to UICI (or any other Person designated in writing by UICI) all Year 2001 ACE Chargeoffs that Buyer has not previously assigned, transferred or delivered pursuant to this Section

9.11. The party acquiring such Year 2001 ACE Chargeoffs pursuant to this Section
9.11 shall be obligated to pay for such Receivables as set forth in clause (a),
(b) and (c) below, a sample calculation of which is attached as Schedule 9.11 hereto. At UICI's request, Buyer shall execute and deliver instruments of transfer reasonably satisfactory to UICI to evidence such assignment, but failure to execute and deliver such instruments shall not impair the operation of this Section 9.11, which shall assign, transfer and deliver such Year 2001 ACE Chargeoffs without further action by any Person. The Year 2001 ACE Chargeoffs shall be transferred month by month, beginning with January, and allocated first to the conveyances contemplated by clause (a) below, then to the conveyances contemplated by clause (b) below and finally to the conveyances contemplated by clause (c) below, until either of the limitations set forth in clause (d) below have been satisfied.

             (a) No payment. Buyer shall convey that number of months of Year 2001 ACE Chargeoffs, and UICI (or any other Person designated in writing by UICI) shall not be obligated to make any payment for such Receivables, whether in cash, in kind, by means of set-off or by any other means, equal to the integer (rounding down if less than .5 and rounding up if .5 or greater) derived by dividing the Increased Credit Limit by 150,000. The "Increased Credit Limit" is the aggregate credit limit of all ACE Accounts (excluding Excluded Accounts) as of the date that is fourteen (14) calendar days before the Closing Date minus the aggregate credit limit of the same ACE Accounts (excluding Excluded Accounts) as of July 31, 2000.

             (b) Optional Payment. Seller shall have the right to buy, and Buyer shall be obligated to sell to Buyer, an additional number of months of Year 2001 ACE Chargeoffs equal to the integer derived in clause (a) above, at a price equal to the aggregate dollar amount of the Related Receivables of such months' Year 2001 ACE Chargeoffs multiplied by .015.

             (c) Mandatory Payment. Until the limitations set forth in clause(d) below are met (at which time the obligation shall terminate), Seller shall be obligated to buy, and Buyer shall sell to Seller, additional months of Year 2001 ACE Chargeoffs (other than as described in clause (a) or (b) above) at a price equal to the aggregate dollar amount of the Related Receivables of such months' Year 2001 ACE Chargeoffs multiplied by .0175.

             (d) Limit on Obligation. Seller's obligation to purchase additional months of Year 2001 ACE Chargeoffs shall terminate on the sooner to occur of:
(i) all Year 2001 ACE Chargeoffs have been conveyed to Seller pursuant to clause
(a), (b) and/or (c) above, and (ii) Seller has acquired $50,000,000 in aggregate dollar amount of Related Receivables of Year 2001 ACE Chargeoffs pursuant to clauses (b) and/or (c) above.

         9.12 MAINTENANCE OF RULES RELATING TO EXCLUDED ACCOUNTS. HCS will not change the status at the Service Provider of any Excluded Account in such a manner that could have a material adverse effect on the Excluded Accounts. HCS will provide UICI not less than thirty (30) days' notice prior to instituting a change in the Operating Regulations or similar rules or guidelines that are likely to affect Excluded Accounts. HCS will notify UICI of any errors known to HCS caused by a Service Provider with respect to an Excluded Account and will consult with UICI with respect to any such errors.



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
                                   ARTICLE X
              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties made by Seller, SCS, RFC and UICI, on the one hand, and Buyer and HCS, on the other hand, in Articles III and IV of this Agreement, in the Related Agreements and in any document, certificate, schedule or instrument delivered or executed in connection herewith or therewith and all covenants, undertakings and agreements contained in this Agreement, the Related Agreements or any document, certificate, schedule or instrument delivered or executed in connection herewith or therewith to be performed with, at or prior to the Closing Date shall survive for a period of 24 months after the Closing Date, whereupon they shall expire, and all claims for breach of said representations and warranties will be deemed waived unless the non-breaching party notifies the breaching party of the matters constituting the breach prior to the expiration of said 24-month period. All covenants, undertakings and agreements contained in this Agreement, the Related Agreements or any document, certificate, schedule or instrument delivered or executed in connection herewith or therewith to be performed or complied with after the Closing Date (including without limitation the obligation to indemnify) shall survive for the period of the applicable statute of limitations. Notwithstanding anything to the contrary, no time limitation shall apply to any representations, warranties, covenants, undertakings or agreements contained in this Agreement, the Related Agreements or any document, certificate, schedule or instrument delivered or executed in connection herewith which relate to Taxes or the use of the ACE and AFCA names.

                                   ARTICLE XI
                       INDEMNIFICATION AND OTHER REMEDIES

         11.1 OBLIGATION TO INDEMNIFY.

             (a) Subject to the expiration of representations, warranties, covenants, undertakings and agreements of the parties as provided in Article X, UICI agrees to indemnify, defend and hold harmless Buyer, HCS and their respective directors, officers, employees, Affiliates and assigns from and against all claims, losses, liabilities, damages, deficiencies, costs or expenses, penalties and reasonable outside attorneys' fees and disbursements (collectively, "Losses," and individually a "Loss"), asserted against, imposed upon or incurred by Buyer, HCS and their respective directors, officers, employees, Affiliates and assigns, directly or indirectly, by reason of or arising out of or in connection with (i) any misrepresentations or breach of any representation or warranty or the failure to perform any pre-Closing covenant or undertaking of any of Seller, SCS, RFC and UICI in this Agreement or any Related Agreement or any schedule, exhibit, instrument or other document delivered or executed by any such party hereunder or thereunder, (ii) the failure to perform any post-Closing covenant, undertaking or agreement of any of Seller, SCS, RFC and UICI in this Agreement or any Related Agreement or any schedule, exhibit, instrument or other document delivered or executed by any such party hereunder or thereunder, or (iii) any alleged, contingent or absolute debt, claim, obligation or other liability or any other Losses (x) relating to the Excluded Obligations and, to the extent arising prior to the Closing Date and except for Assumed Obligations, any alleged, contingent or absolute debt, claim, obligation or other liability, or any other losses relating to the UCS Business, the Transferred Assets, the Transferred Contracts or the Transferred Accounts and
(y) arising (including any incremental cost incurred with respect to any court ordered, or as otherwise mutually agreed between the parties, mass reissuance of credit cards) on or after the



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

Closing Date, relating to Buyer's use of the name "United Credit National Bank," "ACE" or "AFCA" or any variations thereof (provided, however, that UICI shall have no obligation pursuant to this clause (a)(iii)(y) if to the extent the use or uses giving rise to a claim under this clause (a)(iii)(y) was not in compliance with the Transition Agreement); provided, however, that this indemnity shall not cover losses to the extent relating to the credit of Obligors or to disputes, chargebacks or other issues between Obligors and merchants; provided, further, that, with respect to clause (i) above, Buyer (and its directors, officers, employees, Affiliates and assigns) shall be entitled to indemnification under this Section 11.1(a) only when the aggregate amount of all such non-excluded Losses exceeds $300,000, in which case Buyer (and its directors, officers, employees, Affiliates and assigns) shall be entitled only to indemnification for Losses in excess of such amount; provided, further, that, with respect to clauses (ii) and (iii) above, Buyer (and its directors, officers, employees, affiliates and assigns) shall be entitled to indemnification under this Section 11.1(a) only when the aggregate amount of all such non-excluded Losses exceeds $25,000, in which case Buyer (and its directors, officers, employees, Affiliates and assigns) shall be entitled only to indemnification for Losses in excess of such amount; and provided, finally, that with respect to Taxes there shall be full liability for indemnification, and Buyer and HCS shall be entitled to indemnification without regard to the $300,000 and $25,000 financial floors in the two (2) foregoing provisos.

             (b) Subject to the expiration of representations, warranties, covenants, undertakings and agreements of the parties as provided in Article X, Buyer and HCS (as applicable) agree to indemnify, defend and hold harmless each of Seller, SCS, RFC and UICI and their respective directors, officers, employees, Affiliates and assigns from and against all Losses, asserted against, imposed upon or incurred by Seller, SCS, RFC and UICI and their respective directors, officers, employee, Affiliates and assigns directly or indirectly, by reason of or arising out of or in connection with (i) any misrepresentation or breach of any representation or warranty or the failure to perform any pre-Closing covenant or undertaking of Buyer or HCS in this Agreement or any of the Related Agreements or any schedule, exhibit, instrument or other document delivered or executed hereunder or thereunder; (ii) the failure to perform any post-Closing covenant, undertaking or agreement of Buyer or HCS in this Agreement or any of the Related Agreements or any schedule, exhibit, instrument or other document delivered or executed hereunder or thereunder; and (iii) any alleged, contingent or absolute debt, claim, obligation or other liability or any other Losses relating to the Assumed Obligations or, to the extent arising after the Closing Date, any alleged, contingent or absolute debt, claim, obligation or other liability or any Losses relating to the Transferred Assets, the Transferred Accounts, the Transferred Employees, the Transferred Contracts or the Credit Card Assets (including, without limitation, any liability for Taxes); provided, however, that with respect to clause (i) above, Seller (and its directors, officers, employees, Affiliates and assigns) shall be entitled to indemnification under this Section 11.1(a) only when the aggregate amount of all such non-excluded Losses exceeds $50,000, in which case Seller (and its directors, officers, employees, Affiliates and assigns) shall be entitled only to indemnification for Losses in excess of such amount; provided, further, that, with respect to clauses (ii) and (iii) above, Seller Group (and their respective directors, officers, employees, Affiliates and assigns) shall be entitled to indemnification under this Section 11.1(b) only when the aggregate amount of all such non-excluded Losses exceeds $25,000, in which case Seller Group (and their respective directors, officers, employees, Affiliates and assigns) shall be entitled only to indemnification for Losses in excess of such amount; and provided, finally, the two foregoing provisos shall not apply to the obligations with respect to payment of the Purchase Price and the Melita Upgrade Purchase Price, any Adjustment Amount, the Performance Incentive Award or Taxes.

             (c) The indemnifying party shall be obligated to pay any indemnity due under Section 11.1(a) or (b) within thirty (30) days after it receives the indemnified party's calculation of the amount due accompanied by sufficient documentation reasonably to ascertain its veracity.

         11.2 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by an indemnified party hereunder of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, such indemnified party shall give notice thereof (the "Claims Notice") to the indemnifying party. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by each indemnified party. Failure to provide a Claims Notice in a timely manner shall not be deemed a waiver of the indemnified party's right to indemnification other than to the extent that such failure actually prejudices the defense of the claim by the indemnifying party.

         11.3 OPPORTUNITY TO DEFEND. The indemnifying party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, the indemnifying party may not compromise or settle any Asserted Liability without the consent of the indemnified party unless such compromise or settlement requires no more than a monetary payment for which the indemnified party hereunder is fully indemnified and involves no other matters binding upon the indemnified party. If the indemnifying party elects to compromise or defend such Asserted Liability, it shall within thirty
(30) days from receipt of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the indemnified party of its intent to do so, and the indemnified party shall cooperate, at the expense of the indemnifying party, in the compromise of, or defense against, such Asserted Liability. If the indemnifying party elects not to compromise or defend the Asserted Liability, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify under this Article XI, the indemnified party may pay, compromise or defend such Asserted Liability at the expense of the indemnifying party, in respect of which the indemnifying party may have an obligation to indemnify as set forth under this Article XI. Notwithstanding the foregoing, each of the indemnified party and the indemnifying party may participate at its own expense in the defense of such Asserted Liability.

         11.4 EXCLUSIVE REMEDY. The parties hereto expressly acknowledge that the provisions of this Article XI shall be the sole and exclusive remedy for damages caused as a result of breaches of the warranties, representations and covenants contained in this Agreement and the Related Agreements, except that the parties shall not be limited to the remedies provided in this Article XI with respect to claims of, or causes of action arising from, fraud.

                                  ARTICLE XII
                          TERMINATION PRIOR TO CLOSING

         12.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing, as follows:

             (a) by Seller in writing, without liability (except as provided in Section 12.2), if either of Buyer or HCS shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within twenty (20) days after Seller has notified Buyer of its intent to terminate this Agreement pursuant to this subsection (a) of Section 12.1;

             (b) by Buyer in writing, without liability (except as provided in Section 12.2), if any of Seller, SCS, RFC and UICI shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within twenty (20) days after Buyer has notified Seller of its intent to terminate this Agreement pursuant to this subsection (b) of Section 12.1;

             (c) by Buyer or Seller in writing, without liability (except as provided in Section 12.2), if there shall be any order, writ, injunction or decree of any court or government or regulatory agency binding on Seller, SCS, RFC and UICI, on the one hand, or Buyer and HCS, on the other hand, which prohibits or restrains such party from consummating the transactions contemplated hereby; provided that such party shall have used its reasonable commercial efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by the Closing;

             (d) by mutual written consent of Seller and Buyer;

             (e) by Seller, in writing, if the Office of the Comptroller of the Currency does not provide its consent to this Agreement and the transactions contemplated hereby; or

             (f) by any party hereto if the Closing has not occurred on or before the sooner of September 21, 2000 or fifteen (15) days after receipt of all the regulatory approvals, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement (or an Affiliate of such party) to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof.

         12.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by any party to this Agreement, pursuant to
Section 12.1, written notice thereof shall forthwith be given to the other parties to this Agreement. Notwithstanding any such termination, (a) the provisions of Sections 5.6, 13.1, 13.2, 13.5 and 13.8 hereof shall continue in full force and effect, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 PUBLICITY. Seller and Buyer shall consult with each other before they or any of their respective Affiliates or agents issue any press releases or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, and neither of them nor any such Affiliate shall issue any such press release or make any public statement prior to receiving express written approval of the other party except, in each case, as may be required by applicable law or regulation. Notwithstanding the foregoing, either party shall have the right to disclose to investors and analysts that Buyer has purchased a portfolio from Seller, and to respond to specific, inquiries from investors and analysts and disclose that Buyer has purchased a portfolio from Seller, but that the details concerning the transaction (including the Purchase Price) are Confidential Information.

         13.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (and immediately after transmission confirmed by telephone), sent by recognized overnight courier or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission (and immediately after transmission confirmed by telephone) or, if sent by recognized overnight courier, on the next Business Day after being so sent or, if mailed, five (5) Business Days after the date of deposit in the United States mails, as follows:

             (i)  If to Seller to:

                  UICI
                  4001 McEwen Drive
                  Suite 200
                  Dallas, Texas 75244
                  Attn: Glenn W. Reed
                  Fax No.: 972-392-6717
                  Phone: 972-392-6719

         With a copy, which will not constitute notice hereunder to Seller, to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, Illinois 60603
                  Attn: Edward Schneidman
                  Fax No.: (312) 701-7711

             (ii) If to Buyer to:

                  Household Credit Services
                  1441 Schilling Place
                  Salinas, California 93901
                  Attn: President
                  Fax No.: (831) 755-2921

         With a copy, which will not constitute notice hereunder to Buyer, to:

                  Household International, Inc.
                  2700 Sanders Road
                  Prospect, Heights, Illinois 60070
                  Attn: General Counsel - Credit Card Law
                  Fax No.: (847) 205-7417

         Any party may, by notice given in accordance with this Section 13.2 to the other parties, designate another address or person for receipt of notices hereunder.

         13.3 ENTIRE AGREEMENT. This Agreement and the Related Agreements contain the entire agreement between Seller, SCS, RFC and UICI, on the one hand, and Buyer and HCS, on the other hand, with respect to the transfer of the UCS Business contemplated in this Agreement and supersede all prior agreements, written or oral, with respect thereto.

         13.4 WAIVERS AND AMENDMENTS; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         13.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof. The Related Agreements shall be governed by and construed in accordance with the laws of the state or jurisdiction set forth in said agreements. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Illinois, or the United States District Court for the Northern District of Illinois and, by execution and delivery of this Agreement, each hereto irrevocably submits itself in respect of its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection, which it may now or hereafter have, to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 13.2 hereof and agrees that such service, upon receipt, shall constitute good and sufficient service of process or notice thereof. Nothing herein shall affect or eliminate any right to serve process in any other matter permitted by law.

         13.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives, whether by merger, consolidation or otherwise. This Agreement may not be assigned by any party not an Affiliate without the prior written consent of the other party hereto. If this Agreement is assigned to an Affiliate, the assigning party shall not be relieved of any of its obligations under this Agreement.

         13.7 NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         13.8 EXPENSES. Except as otherwise provided in this Agreement, the parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, including, without limitation, Taxes attributable to the sale or transfer of the Credit Card Assets, Transferred Assets, Transferred Contracts, Transferred Employees and Transferred Accounts from Seller, SCS and RFC to HCS and Buyer, all fees and expenses of agents, representatives, investment bankers, counsel, actuaries and accountants.

         13.9 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute on and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         13.10 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         13.11 PREPARATION. This Agreement and the Related Agreements have been jointly prepared by the parties hereto and the terms hereof will not be construed in favor of or against any such party by reason of its participation in such preparation.

         13.12 NO PRESUMPTION AGAINST DRAFTER. All of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto and no presumption or burden of proof shall arise favoring any party by virtue of the authorship of any provisions of this Agreement.

         13.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.





                           [INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    UICI

                                    By: /s/ Gregory T. Mutz
                                        ---------------------------------------
                                             Name:  Gregory T. Mutz
                                             Title:     President & CEO

                                    SPECIALIZED CARD SERVICES, INC.

                                    By: /s/ W. David Huddleston
                                        ---------------------------------------
                                             Name:  W. David Huddleston
                                             Title:     President and C.E.O.

                                    UNITED CREDIT NATIONAL BANK

                                    By: /s/ Vernon R. Woelke
                                        ---------------------------------------
                                             Name:  Vernon R. Woelke
                                             Title:     Vice President

                                    UICI RECEIVABLES FUNDING CORPORATION

                                    By: /s/ William P. Benac
                                        ---------------------------------------
                                             Name:  William P. Benac
                                             Title:     President

                                    HOUSEHOLD BANK (SB), N.A.

                                    By: /s/ S. N. Mehta
                                        ---------------------------------------
                                             Name:  S. N. Mehta
                                             Title:     President

                                    HOUSEHOLD CREDIT SERVICES, INC.

                                    By: /s/ Walter Menezes
                                        ---------------------------------------
                                             Name:  Walter Menezes
                                             Title:     Senior Vice President

                                 FIRST AMENDMENT
                    TO ASSET PURCHASE AND TRANSFER AGREEMENT

                                     BETWEEN

                        SPECIALIZED CARD SERVICES, INC.,
                          UNITED CREDIT NATIONAL BANK,
                      UICI RECEIVABLES FUNDING CORPORATION,
                                       AND
                                      UICI

                                       AND

                         HOUSEHOLD CREDIT SERVICES, INC.
                                       AND
                            HOUSEHOLD BANK (SB), N.A.

         THIS FIRST AMENDMENT ("First Amendment") to that certain ASSET PURCHASE AND TRANSFER AGREEMENT dated as of August 4, 2000 ( the "Agreement"), by and between Specialized Card Services, Inc. ("SCS"), United Credit National Bank ("Seller"), UICI Receivables Funding Corporation ("RFC") and UICI ("UICI") (collectively "Seller Group"), and Household Credit Services, Inc. ("HCS") and Household Bank (SB), N.A. ("Buyer") (collectively "Buyer Group") is made and entered into effective as of August 28, 2000.

                                    AGREEMENT

         In consideration of the mutual agreements and covenants set forth below, the parties agree that the Agreement is amended by this First Amendment as follows:

1. Clause (vii) of the second sentence of Section 9.7 of the Agreement is amended by changing the date from August 28, 2000 to September 5, 2000.

         All capitalized terms used in this First Amendment that are defined in the Agreement shall have the same meanings in this First Amendment as in the Agreement, unless otherwise defined in this First Amendment.

         The parties hereby ratify and confirm the Agreement, as further amended by this First Amendment, for all purposes.

         IN WITNESS WHEREOF, SCS, Seller, RFC, UICI, HCS and Buyer have each caused the First Amendment to be signed and delivered by its duly authorized officer, all as of the date first set forth above.


UICI SPECIALIZED CARD SERVICES, INC.


By: /s/ Matthew R. Cassell                  By: /s/ W. David Huddleston
   -----------------------------------         ---------------------------------

Name:  Matthew R. Cassell                   Name:  W. David Huddleston
     ---------------------------------           -------------------------------

Title:   Vice President                     Title:    President and CEO
      --------------------------------            ------------------------------

UNITED CREDIT NATIONAL BANK                 UICI RECEIVABLES FUNDING CORP.

By: /s/ W. David Huddleston                 By: /s/ William P. Benac
   -----------------------------------         ---------------------------------

Name:  W. David Huddleston                  Name:  William P. Benac
     ---------------------------------           -------------------------------

Title:    President                         Title:    President
      --------------------------------            ------------------------------

HOUSEHOLD BANK (SB), N.A.                   HOUSEHOLD CREDIT SERVICES, INC.

By: /s/ Thomas M. Kimble                    By: /s/ Walter Menezes
   -----------------------------------         ---------------------------------

Name: Thomas M. Kimble                      Name:  Walter Menezes
     ---------------------------------           -------------------------------

Title:     Executive Vice President         Title:   Senior Vice President
      --------------------------------            ------------------------------

         IN WITNESS WHEREOF, SCS, Seller, RFC, UICI, HCS and Buyer have each caused this First Amendment to be signed and delivered by its duly authorized officer, all as of the date first set forth above.


UICI SPECIALIZED CARD SERVICES, INC.

By:                                 By:
   -------------------------------     ---------------------------------

Name:                               Name:
     -----------------------------       -------------------------------
Title:                              Title:
      ----------------------------        --------------------------------

UNITED CREDIT NATIONAL BANK         UICI RECEIVABLES FUNDING CORP.


By:                                 By:
   -------------------------------     ---------------------------------

Name:                               Name:
     -----------------------------       -------------------------------
Title:                              Title:
      ----------------------------        --------------------------------

HOUSEHOLD BANK (SB), N.A.           HOUSEHOLD CREDIT SERVICES, INC.


By:                                 By:
   -------------------------------     ---------------------------------

Name:                               Name:
     -----------------------------       -------------------------------
Title:                              Title:
      ----------------------------        --------------------------------